Exhibit 2.1
                                                                  Execution Copy






                          AGREEMENT AND PLAN OF MERGER
                                      among
                         MEDIAMAX TECHNOLOGY CORPORATION
                                 MMXT SUB, INC.
                                       and
                          SUNNCOMM INTERNATIONAL, INC.

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I.....................................................................1
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   THE MERGER.................................................................1
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      Section 1.01 Effective Time of the Merger...............................1
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      Section 1.02 Closing....................................................1
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      Section 1.03 Effects of the Merger......................................2
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      Section 1.04 Directors of Buyer.........................................2
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ARTICLE II....................................................................2
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   CONVERSION OF SECURITIES...................................................2
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      Section 2.01 Conversion of Capital Stock................................2
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      Section 2.02 Exchange of Certificates...................................3
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ARTICLE III...................................................................6
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      Section 3.01 Organization of Seller.....................................6
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      Section 3.02 Seller Capital Structure...................................6
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      Section 3.03 Authority; No Conflict; Required Filings and Consents......8
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      Section 3.04 Financial Statements.......................................8
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      Section 3.05 No Undisclosed Liabilities.................................9
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      Section 3.06 Absence of Certain Changes or Events.......................9
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      Section 3.07 Taxes......................................................9
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      Section 3.08 Properties................................................11
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      Section 3.09 Intellectual Property.....................................11
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      Section 3.10 Agreements, Contracts and Commitments.....................12
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      Section 3.11 Litigation................................................12
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      Section 3.12 Environmental Matters.....................................12
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      Section 3.13 Employee Benefit Plans....................................13
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      Section 3.14 Compliance With Laws......................................14
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      Section 3.15 Accounting and Tax Matters................................14
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      Section 3.16 Registration Statement; Proxy Statement/Prospectus........14
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      Section 3.17 Labor Matters.............................................15
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      Section 3.18 Insurance; Risk Management................................15
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      Section 3.19 No Existing Discussions...................................15
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      Section 3.20 No Misrepresentation......................................15
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ARTICLE IV...................................................................15
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   REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB...........................15
   -----------------------------------------------
      Section 4.01 Organization of Buyer and Sub.............................16
      ------------------------------------------
      Section 4.02 Buyer Capital Structure...................................16
      ------------------------------------
      Section 4.03 Authority; No Conflict; Required Filings and Consents.....17
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      Section 4.04 SEC Filings; Financial Statements.........................18
      ----------------------------------------------
      Section 4.05 No Undisclosed Liabilities................................18
      ---------------------------------------
      Section 4.06 Absence of Certain Changes or Events......................18
      --------------------------------------------------
      Section 4.07 Taxes.....................................................19
      ------------------
      Section 4.08 Properties................................................20
      -----------------------
      Section 4.09 Intellectual Property.....................................20
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      Section 4.10 Agreements, Contracts and Commitments.....................20
      ---------------------------------------------------
      Section 4.11 Litigation................................................20
      -----------------------
      Section 4.12 Environmental Matters.....................................21
      ----------------------------------
      Section 4.13 Employee Benefit Plans....................................21
      -----------------------------------
      Section 4.14 Compliance With Laws......................................22
      ---------------------------------
      Section 4.15 Accounting and Tax Matters................................22
      ---------------------------------------
      Section 4.16 Registration Statement; Proxy Statement/Prospectus........22
      ---------------------------------------------------------------
      Section 4.17 Labor Matters.............................................22
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      Section 4.18 Insurance; Risk Management................................23
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      Section 4.19 No Existing Discussions...................................23
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      Section 4.20 Anti-Takeover Laws........................................23
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      Section 4.21 Insider Trading Policies and Practices....................23
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      Section 4.22 Interim Operations of Sub.................................23
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      Section 4.23 Access to Books and Records...............................23
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      Section 4.24 No Misrepresentation......................................23
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ARTICLE V....................................................................23
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   CONDUCT OF BUSINESS.......................................................23
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      Section 5.01 Covenants of Seller.......................................24
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      Section 5.02 Covenants of Buyer........................................25
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      Section 5.03 Cooperation...............................................26
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      Section 5.04 Voting Agreements.........................................26
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      Section 5.05 Marketing Agreement.......................................26
      --------------------------------
      Section 5.06 Buyer Permitted Acquisitions..............................27
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ARTICLE VI...................................................................27
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   ADDITIONAL AGREEMENTS.....................................................27
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      Section 6.01 No Solicitation...........................................27
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      Section 6.02 Proxy Statement/Prospectus; Registration Statement........28
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      Section 6.03 Nasdaq Quotation..........................................28
      -----------------------------
      Section 6.04 Access to Information.....................................28
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      Section 6.05 Stockholders' Meetings....................................29
      ------------------------------------
      Section 6.06 Legal Conditions to Merger................................29
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      Section 6.07   Public Disclosure.......................................29
      ---------------------------------
      Section 6.08  Tax-Free Reorganization..................................30
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      Section 6.09  Reverse Merger Accounting................................30
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      Section 6.10 Affiliate Agreements......................................30
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      Section 6.11 Stock Plans...............................................30
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      Section 6.12 Brokers or Finders........................................31
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      Section 6.13 Indemnification...........................................31
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      Section 6.14 Letter of Buyer's Accountants.............................32
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      Section 6.15 Letter of Seller's Accountants............................32
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      Section 6.16 Opinion of Counsel Regarding Dissenters' Rights...........32
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      Section 6.17 Opinion of Counsel Regarding Anti-Takeover Laws...........32
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      Section 6.18 SEC Filings...............................................33
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ARTICLE VII..................................................................33
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   CONDITIONS TO MERGER......................................................33
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      Section 7.01 Conditions to Each Party's Obligation To Effect the Merger33
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      Section 7.02 Additional Conditions to Obligations of Buyer and Sub.....34
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      Section 7.03 Additional Conditions to Obligations of Seller............34
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ARTICLE VIII.................................................................35
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   TERMINATION AND AMENDMENT.................................................35
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      Section 8.01 Termination...............................................35
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      Section 8.02 Effect of Termination.....................................36
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      Section 8.03 Fees and Expenses.........................................36
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      Section 8.04 Amendment.................................................39
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      Section 8.05 Extension; Waiver.........................................39
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ARTICLE IX...................................................................39
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   MISCELLANEOUS.............................................................39
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      Section 9.01 Nonsurvival of Representations, Warranties and Agreements.39
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      Section 9.02 Notices...................................................39
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      Section 9.03 Interpretation............................................40
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      Section 9.04 Counterparts..............................................40
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      Section 9.05 Entire Agreement; No Third Party Beneficiaries............40
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      Section 9.06 Governing Law.............................................41
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      Section 9.07 Assignment................................................41
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Signature Page....                                                   Page 42

List of Exhibits

Exhibit A - Form of Securityholder Certification                     Page 43-44
Exhibit B-1 - Form of Buyer's Shareholder's Voting Agreement         Page 44-48
Exhibit B-2 - Form of Seller's Shareholder's Voting Agreement        Page 49-52
Exhibit C - Form of Marketing Agreement                              Page 53-74
Exhibit D - Form of Waiver Letter                                    Page 75-76
Exhibit E-1 - Form of Affiliate Agreement for Affiliates of Seller   Page 77-79
Exhibit E-2 - Form of Affiliate Agreement for Affiliates of Buyer    Page 80-87

                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of June 11, 2005, by and among MediaMax Technology Corporation, Inc., a Nevada corporation ("Buyer"), MMXT Sub, Inc., a Nevada corporation and a direct, wholly-owned subsidiary of Buyer ("Sub"), and SunnComm International, Inc., a Nevada corporation ("Seller").

     WHEREAS, the Boards of Directors of Buyer and Seller deem it advisable and in the best interests of each corporation and its respective stockholders that Buyer and Seller combine in order to advance the long-term business interests of Buyer and Seller;

     WHEREAS, the combination of Buyer and Seller shall be effected by the terms of this Agreement through a merger in which the stockholders of Seller will become stockholders of Buyer (the "Merger"); and

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a reverse merger;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                    ARTICLE I

                                     MERGER

     Section 1.01 Effective Time of the Merger. Subject to the provisions of this Agreement, articles of merger in such form as shall be required by the relevant provisions of the Nevada Revised Statutes ("NRS") (the "Articles of
Merger") shall be duly prepared, executed and acknowledged by the Surviving Corporation (as defined in Section 1.03) and thereafter delivered to the Secretary of State of the State of Nevada, for filing, as provided in the NRS, as soon as practicable on or after the Closing Date (as defined in Section 1.02). The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Nevada or at such time thereafter as shall be provided in the Articles of Merger (the "Effective Time").

     Section 1.02 Closing. The closing of the Merger (the "Closing") will take place at 12:00 noon, Eastern Time, on a date to be specified by Buyer and Seller, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Sections 7.01, 7.02 and
7.03 (the "Closing Date"), at the offices of Wees Law Firm, 411 North Central, Suite 520, Phoenix, Arizona, unless another date, place or time is agreed to in writing by Buyer and Seller.

     Section 1.03 Effects of the Merger. At the Effective Time (i) the separate existence of Sub shall cease and Sub shall be merged with and into Seller (Sub and Seller are sometimes referred to below as the "Constituent Corporations" and Seller is sometimes referred to herein as the "Surviving Corporation"), (ii) the Articles of Incorporation of Sub immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, except that the name of the corporation set forth therein shall be changed to the name of Seller, and (iii) the Bylaws of the Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, except that the name of the corporation set forth therein shall be changed to the name of Seller.

     Section 1.04 Directors of Buyer.

     (a) Prior to the Effective Time, Buyer shall (i) increase the number of the members of the Board of Directors of Buyer to five and (ii) take such action as may be necessary such that Peter H. Jacobs and Eric Vandewater (the "Seller Designees") shall have been elected to the Board of Directors of Buyer as of the Effective Time. Mr. Jacobs will, at or prior to the Effective Time, be appointed by the Board of Directors to serve as the Chief Executive Officer of Buyer. If, prior to the Effective Time, any of the Seller Designees shall decline or be unable to serve as a Seller Designee, the Seller shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to Buyer. In the event that Buyer or Seller engages in an equity financing prior to the Effective Time and, pursuant to the terms of such financing, the investors in such financing are entitled to designate one or more individuals to serve on the Board of Directors of Buyer, Buyer and Seller shall amend this Section 1.04
(a) accordingly.

     (b) The directors of Buyer elected pursuant to Section 1.04(a) shall hold their positions until their resignation or removal or the election or appointment of their successors in the manner provided by Buyer's charter documents and applicable law.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

     Section 2.01 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Seller Common Stock or capital stock of Sub:

     (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock of the Surviving Corporation.

     (b) Cancellation of Treasury Stock and Buyer-Owned Stock. All shares of Common Stock of Seller, $.001 par value ("Seller Common Stock"), and all shares that are owned by Seller as treasury stock and any shares of Seller Common Stock owned by Buyer, Sub or any other wholly-owned Subsidiary (as defined in Section 3.01) of Buyer shall be cancelled and retired and shall cease to exist and no stock of Buyer or other consideration shall be delivered in exchange therefor. All shares of Common Stock, $.001 par value per share, of Buyer ("Buyer Common Stock") owned by Seller shall be unaffected by the Merger.

     (c) Exchange Ratio for Seller Common Stock. Subject to Section 2.02, each issued and outstanding share of Seller Common Stock (other than shares, if any, as to which dissenters' rights, if any, are perfected and shares to be cancelled in accordance with Section 2.01(b)) shall be converted into the right to receive one (1) share (the "Exchange Ratio") of Buyer Common Stock. All such shares of

Seller Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Buyer Common Stock and any cash in lieu of fractional shares of Buyer Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.02, without interest. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Buyer Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

     (d) Dissenting Shares. For purposes of this Agreement, "Dissenting Shares" means shares of Seller Common Stock held as of the Effective Time by a stockholder of Seller who has not voted such shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Chapter 92A, Sections 300 through 500 of the NRS and not effectively withdrawn or forfeited prior to the Effective Time. Dissenting Shares shall not be converted into or represent the right to receive any shares of Buyer Common Stock unless such stockholder's right to appraisal shall have ceased in accordance with Chapter 92A, Section 370 of the NRS. If such stockholder has so forfeited or withdrawn his right to appraisal of Dissenting Shares, then (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall thereupon be deemed to have been converted, as of the Effective Time, into and represent shares of Buyer Common Stock, without interest thereon, as provided in
Section 2.01(c) hereof. Seller shall give Buyer (x) prompt notice of any written demands for appraisal of any shares of Seller Common Stock, withdrawals of such demands, and any other instruments that relate to such demands received by Seller and (y) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the NRS. Seller shall not, except with the prior written consent of Buyer, make any payment with respect to any demands for appraisal of shares of Seller Common Stock or offer to settle or settle any such demands.

     Section 2.02 Exchange of Certificates. The procedures for exchanging outstanding shares of Seller Common Stock for Buyer Common Stock pursuant to the Merger are as follows:

     (a) Exchange Agent. As of the Effective Time, Buyer shall deposit with its transfer agent, a bank or trust company designated by Buyer and Seller (the "Exchange Agent"), for the benefit of the holders of shares of Seller Common Stock, for exchange in accordance with this Section 2.02, through the Exchange Agent, (i) certificates representing the shares of Buyer Common Stock (such shares of Buyer Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.01 in exchange for outstanding shares of Seller Common Stock and (ii) an amount of cash sufficient to fund all cash payments in lieu of fractional shares to be paid pursuant to subsection (e) below.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Seller Common Stock (the "Certificates") whose shares were converted pursuant to Section 2.01 into the right to receive shares of Buyer Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Buyer and Seller may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of Buyer Common Stock (plus cash in lieu of fractional shares, if any, of Buyer Common Stock as provided below). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Buyer and Seller, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Buyer Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of Seller Common Stock which is not registered in the transfer records of Seller, a certificate representing the proper number of shares of Buyer Common Stock may be issued to a transferee if the Certificate representing such Seller Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Buyer Common Stock and cash in lieu of any fractional shares of Buyer Common Stock as contemplated by this Section 2.02.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Buyer Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Buyer Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (e) below until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Buyer Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Buyer Common Stock to which such holder is entitled pursuant to subsection (e) below and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Buyer Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Buyer Common Stock.

     (d) No Further Ownership Rights in Seller Common Stock. All shares of Buyer Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to subsection
(c) or (e) of this Section 2.02) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Seller Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Seller on such shares of Seller Common Stock in accordance with the terms of this Agreement (to the extent permitted under Section 5.01) prior to the date hereof and which remain unpaid at the Effective Time, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving
Corporation of the shares of Seller Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.02.

     (e) No Fractional Shares. No certificate or scrip representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Buyer. Notwithstanding any other provision of this Agreement, each holder of shares of Seller Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Buyer Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Buyer Common Stock multiplied by the average of the last reported sales prices of Buyer Common Stock, as reported on the Nasdaq Over-the Counter Market, on each of the ten trading days immediately preceding the Closing Date.

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the stockholders of Seller for 180 days after the Effective Time shall be delivered to Buyer, upon demand, and any stockholders of Seller who have not previously complied with this Section 2.02 shall thereafter look only to Buyer for payment of their claim for Buyer Common Stock, any cash in lieu of fractional shares of Buyer Common Stock and any dividends or distributions with respect to Buyer Common Stock.

     (g) No Liability. Neither Buyer nor Seller shall be liable to any holder of shares of Seller Common Stock or Buyer Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h) Withholding Rights. Each of Buyer and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Seller Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Buyer, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Seller Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Buyer, as the case may be.

     (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Buyer Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Buyer Common Stock deliverable in respect thereof pursuant to this Agreement.

     (j) Affiliates. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any Affiliate (as defined in Section 6.10) of Seller shall not be exchanged until Buyer has received an Affiliate Agreement (as defined in Section 6.10) from such Affiliate.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer and Sub that the statements contained in this Article III are true and correct except as set forth in the disclosure schedule delivered by Seller to Buyer on or before the date of this Agreement (the "Seller Disclosure Schedule"). The Seller Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article III and the disclosure in any section or paragraph shall qualify other sections and paragraphs in this Article III only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections and paragraphs.

     Section 3.01 Organization of Seller. Each of Seller and its Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Seller Material Adverse Effect (as defined below). Except as set forth in Schedule 3.01 of the Seller Disclosure Schedule, neither Seller nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by Seller and comprising less than five percent (5%) of the outstanding stock of such company. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding pay internships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. For purposes of this Agreement, the term "Seller Material Adverse Effect" means any effect that is, or would reasonably be expected to be, materially adverse to the financial condition, results of operations, cash flows, business or properties of Seller and its Subsidiaries, taken as a whole.

     Section 3.02 Seller Capital Structure.

     (a) The authorized capital stock of Seller consists of 540,000,000 shares of Seller Common Stock, $.001 par value, 5,000,000 shares of Series A Preferred Stock, $.001 par value ("Seller Series A Preferred Stock") and 10,000,000 shares of Series B Preferred Stock, $.001 par value ("Seller Series B Preferred Stock," and together with the Seller Series A Preferred Stock, the "Seller Preferred Stock"). As of May 31, 2005, (i) approximately 489,000,000 shares of Seller Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Seller Preferred Stock were issued and outstanding, and (iii) no shares of Seller Common Stock were held in the treasury of Seller or by Subsidiaries of Seller. Section 3.02 of the Seller Disclosure Schedule shows the number of shares of Seller Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of May 31, 2005 and the plans under which such options were granted (collectively, the

"Seller Stock Plans"). Except as set forth in Seller's Books and Records (as defined in Section 3.04), no material change in such capitalization has occurred between December 31, 2004 and the date of this Agreement. All shares of Seller Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of Seller or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Seller Common Stock, Seller Preferred Stock or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations of Subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock of each of Seller's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by Seller or another Subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Seller's voting rights, charges or other encumbrances of any nature.

     (b) Except as set forth in this Section 3.02 or as reserved for future grants of options under the Seller Stock Plans, there are no equity securities of any class of Seller or any of its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as disclosed in Section 3.02 of the Seller Disclosure Schedule, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Seller or any of its Subsidiaries is a party or by which it is bound obligating Seller or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Seller or any of its Subsidiaries or obligating Seller or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. No consent is required from the holders of Seller Stock Options (as defined below) in connection with the conversion of the Seller Stock Options into options to purchase Buyer Common Stock as contemplated by Section
6.12. To the best knowledge of Seller, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Seller.

     (c) Section 3.02 of the Seller Disclosure Schedule sets forth a description of all common stock and other securities, including but not limited to convertible debentures, options and warrants, issued by the Seller since February 15, 2005, including (i) number and type of securities issued, (ii) name and address of registered holder, (iii) reason for issuance, (iv) date of issuance, (v) consideration paid for shares, (vi) exemption from registration relied upon or, if shares were registered, details regarding registration, and
(vii) description of filings made with governmental authorities with respect thereto. Seller has obtained or will obtain prior to the Closing Date a signed and witnessed certificate from each person or entity who has purchased securities from the Seller since February 15, 2005 in the form attached hereto as Exhibit A. Seller shall deliver a copy of each such certificate to Buyer promptly upon receipt by Seller and also at the Closing. All offers and sales of debt or equity securities by Seller since its inception have been made in compliance with all applicable federal and state securities laws and in connection with each such offer and sale, neither Seller nor any of its directors, officers, employees or agents made any untrue statement of a material fact, nor did any of them omit to state any material fact which was necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 3.03 Authority; No Conflict; Required Filings and Consents.

     (a) Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by Seller have been duly authorized by all necessary corporate action on the part of Seller, subject only to the approval of the Merger by Seller's stockholders under the NRS. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

     (b) The execution and delivery of this Agreement by Seller does not, and the consummation of the transactions contemplated by this Agreement will not,
(i) conflict with, or result in any violation or breach of, any provision of the Articles of Organization or Bylaws of Seller, each as amended to date, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Seller or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses which are not, individually or in the aggregate, reasonably likely to have a Seller Material Adverse Effect.

     (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Seller or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except (i) the filing of the Articles of Merger with the Secretary of State of the State of Nevada, (iii) the filing of the Joint Proxy Statement (as defined in Section 3.16 below) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Seller Material Adverse Effect.

     Section 3.04 Financial Statements. The Seller's financial statements are currently being audited. The Seller will provide to Buyer audited financial statements of Seller as soon as they are available. The Seller has delivered to Buyer the unaudited balance sheets of the Seller as of March 31, 2005; June 30, 2004; June 30, 2003; and June 30, 2002; and the unaudited statements of income of the Seller for the period July 2004 through March 2005 and for the fiscal years ended on June 30, 2004; June 30, 2003; and June 30, 2002 (collectively, the "Seller Financial Statements"). The Seller Financial Statements are included in the Seller Disclosure Schedule. The Seller Financial Statements fairly present the financial condition of the Seller as of the respective dates thereof; however, the Financial Statements have not been audited, have not been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), and may differ materially from statements which are audited or prepared in accordance with GAAP. The unaudited balance sheet of Seller as of March 31, 2005 is referred to herein as the "Seller Balance Sheet."

     Section 3.05 No  Undisclosed  Liabilities.  Except as set forth in Schedule
3.05 of the Seller Disclosure Schedule, and except for normal or recurring liabilities incurred since December 31, 2004 in the ordinary course of business consistent with past practices, Seller and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which individually or in the aggregate are reasonably likely to have a Seller Material Adverse Effect.

     Section 3.06 Absence of Certain  Changes or Events.  Except as disclosed in
Section 3.06 of the Seller Disclosure Schedule, from and after the date of the Seller Balance Sheet, Seller and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, during such period, there has not been (i) any material adverse change in the financial condition, results of operations, cash flows, business or properties, subject to the last sentence of this Section 3.06 (a "Material Adverse Change") of Seller and its Subsidiaries, taken as a whole (other than changes that are the effect or result of economic factors affecting the economy as a whole or economic or market factors affecting the CD copy management technology industry generally) or any development or combination of developments of which the management of Seller is aware that, individually or in the aggregate, has had, or is reasonably likely to have, a Seller Material Adverse Effect (other than economic factors affecting the economy as a whole or economic or market factors affecting the CD copy management technology industry generally); (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Seller or any of its Subsidiaries having a Seller Material Adverse Effect; (iii) any material change by Seller in its accounting methods, principles or practices to which Buyer has not previously consented in writing; (iv) any revaluation by Seller of any of its assets having a Seller Material Adverse Effect; or (v) any other action or event that would have required the consent of Buyer pursuant to Section 5.01 of this Agreement had such action or event occurred after the date of this Agreement and that, in the case of this clause (v), individually or in the aggregate, has had or is reasonably likely to have a Seller Material Adverse Effect. Notwithstanding the foregoing, the failure of Seller or Buyer to achieve any level of revenue and earnings at any time shall not of itself constitute a Material Adverse Change of Seller and its Subsidiaries, taken as a whole, or Buyer and its Subsidiaries, taken as a whole, as the case may be.

     Section 3.07 Taxes.

     (a) For the purposes of this Agreement, a "Tax" or, collectively, "Taxes" means any and all material federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

     (b) Except as set forth in Section 3.07 of the Seller Disclosure Schedule,

          (i) each of Seller and its Subsidiaries has filed all Tax Returns that it was required to file, and all such Tax Returns were correct and complete;
          (ii) each group of corporations with which Seller or any of its Subsidiaries has filed (or was required to file) consolidated, combined, unitary or similar Tax Returns (a "Seller Affiliated Group") has filed all such Tax Returns that it was required to file with respect to any period in which Seller or one of its Subsidiaries was a member of such Seller Affiliated Group (a "Seller Affiliated Period"), and all such Tax Returns were correct and complete;
          (iii) each of Seller and its Subsidiaries has paid all Taxes (whether or not shown on such Tax Returns) that were due and payable, and each Seller Affiliated Group has paid all Taxes (whether or not shown on such Tax Returns) that were due and payable with respect to all Seller
     Affiliated Periods and with respect to which Seller or any of its Subsidiaries may be liable by operation of law or otherwise;
          (iv) the unpaid Taxes of Seller and its Subsidiaries for tax periods through the date of the Seller Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the Seller Balance Sheet (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles)
          (v) the unpaid Taxes of Seller and its Subsidiaries for tax periods from the date of the Seller Balance Sheet through the Closing Date are attributable solely to the conduct of their businesses in the ordinary course and in a manner consistent with past practices;
          (vi) all Taxes that Seller or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

Each of the representations contained in this Section 3.07(b) shall be limited in its application to items which are reasonably likely, individually or in the aggregate, to have a Seller Material Adverse Effect.

     (c) To Seller's knowledge, no examination or audit by any Governmental Entity of any Tax Return of Seller, any of its Subsidiaries or any Seller Affiliated Group with respect to a Seller Affiliated Period is currently in progress or, to the knowledge of Seller and its Subsidiaries, threatened or contemplated, in each case, which involve claims that individually or in the aggregate are reasonably likely to have a Seller Material Adverse Effect. Neither Seller nor any of its Subsidiaries has been informed by any jurisdiction that the jurisdiction believes that Seller or any of its Subsidiaries was required to file any Tax Return that was not filed which failure or failures individually, or in the aggregate, are reasonably likely to have a Seller Material Adverse Effect.

     (d) Neither Seller nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

     (e) None of Seller or any of its Subsidiaries is a party to any Tax allocation or sharing agreement.

     (f) None of Seller or any of its Subsidiaries has any material liability for Taxes of any person (other than Seller or any of its Subsidiaries (under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law)), as a transferee or successor, by contract, or otherwise.

     Section 3.08 Properties.

     (a) Seller does not own of record any real property.

     (b) All material real property leases of Seller and its Subsidiaries are in good standing, valid and effective in accordance with their respective terms, and neither Seller nor any of its Subsidiaries is in default under any of such leases, except where the lack of such good standing, validity or effectiveness or the existence of such default would not be reasonably likely to have a Seller Material Adverse Effect; provided, however, that the late payment of rent in connection with such leases so long as rent is paid less than sixty days after its due date and the lessor takes no action to terminate such lease or other action adverse to Seller, shall be deemed not to constitute a Seller Material Adverse Effect.

     Section 3.09 Intellectual Property.

     (a) Seller and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and mask works, any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Seller and its Subsidiaries as currently conducted, or planned to be conducted, the absence of which would be reasonably likely to have a Seller Material Adverse Effect
(the "Seller Intellectual Property Rights"). Section 3.09 of the Seller Disclosure Schedule sets forth a complete and accurate list of (i) all patents, registered copyrights, registered trademarks, registered service marks and all software programs, other than commercial, off-the-shelf software, subject to a perpetual license, in connection with which no future license fees or royalties are due ("Off-the-Shelf Software"), owned, used or licensed by or to Seller or any of its Subsidiaries and (ii) all other intellectual property that is licensed by or to Seller or any of its Subsidiaries that is used in or is necessary for the conduct of Seller's business. Seller has promulgated and used commercially reasonable efforts to enforce the trade secret protection program described in Section 3.09 of the Seller Disclosure Schedule.

     (b) Neither Seller nor any of its Subsidiaries is, or will as a result of the execution and delivery of this Agreement or the performance of Seller's obligations under this Agreement or otherwise be, in breach of any license, sublicense or other agreement relating to the Seller Intellectual Property Rights, or any material licenses, sublicenses and other agreements as to which Seller or any of its Subsidiaries is a party and pursuant to which Seller or any of its Subsidiaries is authorized to use any third party patents, trademarks. or copyrights ("Seller Third Party Intellectual Property Rights"), including software which is used in the manufacture of, incorporated in, or forms a part of any product sold by or expected to be sold by Seller or any of its Subsidiaries, the breach of which would be reasonably likely to have a Seller Material Adverse Effect.

     (c) Except as set forth in Section 3.09 of the Seller Disclosure Schedule, all patents, registered trademarks, registered service marks and registered copyrights which are held by Seller or any of its Subsidiaries and which are material to the business of Seller and its Subsidiaries, taken as a whole, are valid and subsisting. Seller (i) has not been sued in any suit, action or proceeding, or received in writing any claim or notice, which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and
(ii) has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which infringement would reasonably be expected to have a Seller Material Adverse Effect.

     Section 3.10 Agreements,  Contracts and Commitments. Except as set forth in
Section 3.10 of the Seller Disclosure Schedule, neither Seller nor any of its Subsidiaries, nor any of their respective assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under (i) any agreement involving consideration in excess of $10,000 per annum or continuing for more than one year, (ii) any agreement relating to the borrowing of money by Seller or any of its Subsidiaries or the guarantee by any Seller or any of its Subsidiaries of any such obligation (other than agreements evidencing trade payables or relating to borrowings or guarantees made in the ordinary course of business), (iii) any agreement which prohibits or restricts Seller or any of its Subsidiaries from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other person, or (iv) any agreement relating to the purchase or lease of real property (collectively, the "Seller Material Contracts"). With respect to each Seller Material Contract and except as disclosed in Section 3.10 of the Seller Disclosure Schedule: (i) the Seller Material Contract is in full force and effect; (ii) neither Seller nor any of its Subsidiaries is in default or breach thereunder in any material respect; (iii) neither Seller nor any of its Subsidiaries has repudiated or waived any material provision of any such Seller Material Contract; (iv) no other party to any such Seller Material Contract is, to the knowledge of Seller, in default or breach in any material respect or has repudiated or waived any material provision thereunder; (v) there exists no actual, or, to the knowledge of Seller, threatened, cancellation, termination, or limitation of, or any amendment, modification, or change to, any Seller Material Contract; (vi) neither Seller nor any of its Subsidiaries has received formal notice that any party to a Seller Material Contract will not renew such contract at the end of its existing term; and (vii) no Seller Material Contract requires consent or notice in connection with the transactions contemplated by this Agreement. All of the indebtedness of Seller or any of its Subsidiaries for money borrowed is prepayable at any time without penalty or premium.

     Section 3.11 Litigation. Except as set forth in Section 3.11 of the Seller Disclosure Schedule, there is no action, suit or proceeding, claim, arbitration or investigation against Seller or any of its Subsidiaries pending or as to which Seller or any such Subsidiary has received any written notice of assertion, which, individually or in the aggregate, is reasonably likely to have a Seller Material Adverse Effect or a material adverse effect on the ability of Seller to consummate the transactions contemplated by this Agreement.

     Section 3.12 Environmental Matters.

     (a) Except as forth in Section 3.12 of the Seller Disclosure Schedule and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Seller Material Adverse Effect: (i) Seller and its Subsidiaries have complied with all applicable Environmental Laws (as defined in
Section 3.12(b)); (ii) the properties currently owned or operated by Seller and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined in Section 3.12(c)); (iii) the properties formerly owned or operated by Seller or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by Seller or any of its Subsidiaries; (iv) neither Seller nor any of its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third-party property; (v) neither Seller nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance;
(vi) neither Seller nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that Seller or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither Seller nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving Seller or any of its Subsidiaries that could reasonably be expected to result in any claims, liabilities, investigations, costs or restrictions on the ownership, use or transfer of any property of Seller pursuant to any Environmental Law.

     (b) As used herein, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (i) the protection, investigation or restoration of the environment, health and safety, or natural resources, (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

     (c) As used herein, the term "Hazardous Substance" means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

     Section 3.13 Employee Benefit Plans.

     (a) Seller has listed in Section 3.13 of the Seller Disclosure Schedule all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Seller or any trade or business (whether or not incorporated) which is a member or which is under common control) within the meaning of Section 414 of the Code (an "ERISA Affiliate") with Seller or any Subsidiary of Seller (collectively, the "Seller Employee Plans").

     (b) With respect to each Seller Employee Plan, Seller has made available to Buyer a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, if any, (ii) such Seller Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Seller Employee Plan and (iv) the most recent actuarial report or valuation, if any, relating to a Seller Employee Plan subject to Title IV of ERISA.

     (c) With respect to the Seller Employee Plans, individually and in the aggregate, no event has occurred and, to the knowledge of Seller, there exists no condition or set of circumstances in connection with which Seller could be subject to any liability that is reasonably likely to have a Seller Material Adverse Effect under ERISA, the Code or any other applicable law.

     (d) With respect to the Seller Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of Seller, which obligations are reasonably likely to have a Seller Material Adverse Effect.

     (e) Except as disclosed forth in Section 3.13 of the Seller Disclosure Schedule, and except as provided for in this Agreement, neither Seller nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of Seller or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Seller of the nature contemplated by this Agreement, (ii) agreement with any officer of Seller providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $25,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     Section 3.14 Compliance With Laws. Seller and each of its Subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Seller Material Adverse Effect.

     Section 3.15 Accounting and Tax Matters. To its knowledge, neither Seller nor any of its Affiliates (as defined in Section 6.10) has taken or agreed to take any action which would (i) prevent Buyer from accounting for the business combination to be effected by the Merger as a reverse merger or (ii) prevent the Merger from constituting a transaction qualifying as a reorganization under 368(a) of the Code.

     Section 3.16 Registration Statement; Proxy Statement/Prospectus. The information to be supplied by Seller for inclusion in the registration statement on Form S-4 (the "Registration Statement") pursuant to which shares of Buyer Common Stock issued in the Merger will be registered under the Securities Act of 1933, as amended (the "Securities Act") shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by Seller for inclusion in the joint proxy statement/prospectus to be sent to the stockholders of Buyer and Seller in connection with the meeting of Seller's stockholders (the "Seller Stockholders' Meeting") to consider this Agreement and the Merger and in connection with the meeting of Buyer's stockholders (the "Buyer Stockholders' Meeting") to consider the issuance of shares of Buyer Common Stock pursuant to the Merger (the "Joint Proxy Statement") shall not, on the date the Joint Proxy Statement is first mailed to stockholders of Seller or Buyer, at the time of the Seller Stockholders' Meeting and the Buyer Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Seller Stockholders' Meeting or the Buyer Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Seller or any of its Affiliates, officers or directors should be discovered by

Seller which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Seller shall promptly inform Buyer.

     Section 3.17 Labor Matters. Neither Seller nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is Seller or any of its Subsidiaries the subject of any material proceeding asserting that Seller or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the executive officers of Seller, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Seller or any of its Subsidiaries.

     Section 3.18 Insurance; Risk Management. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Seller or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Seller and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Seller Material Adverse Effect. The steps taken by Seller to manage the various risks incident to the business and operations of Seller and its Subsidiaries and their respective properties and assets are at least equivalent to those taken by persons engaged in similar businesses, except for any failures to take such steps that, individually or in the aggregate, are not reasonably likely to have a Seller Material Adverse Effect.

     Section 3.19 No Existing Discussions. Seller is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 6.01).

     Section 3.20 No Misrepresentation. This Agreement and the other written statements, reports and other documents furnished by the Seller pursuant to this Agreement, taken as a whole, do not contain, any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.



                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB

     Buyer and Sub represent and warrant to Seller that the statements contained in this Article IV are true and correct except as set forth in the disclosure schedule delivered by Buyer to Seller on or before the date of this Agreement (the "Buyer Disclosure Schedule"). The Buyer Disclosure Schedule shall be arranged in paragraphs and sections corresponding to the numbered and lettered paragraphs and sections contained in this Article IV and the disclosure in any paragraph or section shall qualify other paragraphs and sections in this Article IV only to the extent that it is reasonably apparent from a reading of such document that it also qualifies or applies to such other paragraphs and sections.

     Section 4.01 Organization of Buyer and Sub. Each of Buyer and Sub and Buyer's other Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Buyer Material Adverse Effect (as defined below). Except as set forth in the Buyer SEC Reports (as defined in Section 4.04) filed prior to the date hereof, neither Buyer nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by Buyer and comprising less than five percent (5%) of the outstanding stock of such company. For purposes of this Agreement, the term "Buyer Material Adverse Effect" means any effect that is, or would reasonably be expected to be, materially adverse to the financial condition, results of operations, cash flows, business or properties of Buyer and its Subsidiaries, taken as a whole.

     Section 4.02 Buyer Capital Structure.

     (a) After the filing of the Buyer Amended and Restated Articles of Incorporation (as defined in Section7.01(b)) with the Secretary of State of the State of Nevada, the authorized capital stock of Buyer shall consist of 350,000,000 shares of Buyer Common Stock, $.001 par value and 50,000,000 shares of Preferred Stock, $.001 par value ("Buyer Preferred Stock"). As of May 31, 2005, (i) 182,794,325 shares of Buyer Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and (ii) no shares of Buyer Common Stock were held in the treasury of Buyer or by Subsidiaries of Buyer. Section 4.02 of the Buyer Disclosure Schedule shows the number of shares of Buyer Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of May 31, 2005 and the plans under which such options were granted (collectively, the "Buyer Stock Plans"). No material change in such capitalization has occurred between May 31, 2005 and the date of this Agreement. As of the date of this Agreement, none of the shares of Buyer Preferred Stock is issued and outstanding. All shares of Buyer Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of Buyer or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Buyer Common Stock or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations of Subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock of each of Buyer's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by Buyer or another Subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Buyer's voting rights, charges or other encumbrances of any nature.

     (b) Except as set forth in this Section 4.02 or as reserved for future grants of options under the Buyer Stock Plans, there are no equity securities of any class of Buyer or any of its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in the Buyer SEC Reports (as defined in Section
4.04 below) filed prior to the date hereof or disclosed in Section 4.02 of the Buyer Disclosure Schedule, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Buyer or any of its Subsidiaries is a party or by which it is bound obligating Buyer or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Buyer or any of its Subsidiaries or obligating Buyer or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the best knowledge of Buyer, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Buyer.

     Section 4.03 Authority; No Conflict; Required Filings and Consents.

     (a) Each of Buyer and the Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by Buyer have been duly authorized by all necessary corporate action on the part of each of Buyer and Sub (including the approval of the Merger by Buyer as the sole stockholder of Sub), subject only to the approval of the Buyer Voting Proposals (as defined in Section 6.05) by Buyer's stockholders. This Agreement has been duly executed and delivered by Buyer and the Sub and constitutes the valid and binding obligation of Buyer and the Sub, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.

     (b) The execution and delivery of this Agreement by Buyer and the Sub does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of Buyer or Sub, each as amended to date, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Buyer or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses which are not, individually or in the aggregate, reasonably likely to have a Buyer Material Adverse Effect.

     (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Buyer or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (ii) the filing of the Articles of Merger with the Secretary of State of the state of Nevada, (iii) the filing of the Joint Proxy Statement with the SEC in accordance with the Exchange Act, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Buyer Material Adverse Effect.

     Section 4.04 SEC Filings; Financial Statements.

     (a) Buyer has filed and made available to Seller all forms, reports and documents required to be filed by Buyer with the SEC since March 1, 2002 other than registration statements on Form S-8 (collectively, the "Buyer SEC Reports"). The Buyer SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Buyer's Subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Buyer SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) and fairly presented the consolidated financial position of Buyer and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited summarized balance sheet of Buyer as of March 31, 2005 is referred to herein as the "Buyer Balance Sheet."

     Section 4.05 No Undisclosed Liabilities,. Except as disclosed in the Buyer SEC Reports filed prior to the date hereof, and except for normal or recurring liabilities incurred since May 31, 2005 in the ordinary course of business consistent with past practices, Buyer and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which individually or in the aggregate, are reasonably likely to have a Buyer Material Adverse Effect.

     Section 4.06 Absence of Certain Changes or Events. Except as disclosed in the Buyer SEC Reports filed prior to the date hereof, from and after the date of the Buyer Balance Sheet, Buyer and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, during such period, there has not been (i) any Material Adverse Change in Buyer and its Subsidiaries, taken as a whole (other than changes that are the effect or result of economic factors affecting the economy as a whole or economic or market factors affecting the CD copy management technology industry generally) or any development or combination of developments of which the management of Buyer is aware that, individually or in the aggregate, has had, or is reasonably likely to have, a Buyer Material Adverse Effect (other than economic factors affecting the economy as a whole or economic or market factors affecting the CD copy management technology industry generally); (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Buyer or any of its Subsidiaries having a Buyer Material Adverse Effect;
(iii) any material change by Buyer in its accounting methods, principles or practices to which Seller has not previously consented in writing; (iv) any revaluation by Buyer of any of its assets having a Buyer Material Adverse Effect; or (v) any other action or event that would have required the consent of Seller pursuant to Section 5.01 of this Agreement had such action or event occurred after the date of this Agreement and that, in the case of this clause

(v), individually or in the aggregate, has had or is reasonably likely to have a Buyer Material Adverse Effect.

     Section 4.07 Taxes.

     (a) Each of Buyer and its Subsidiaries has filed all Tax Returns that it was required to file, and all such Tax Returns were correct and complete. Each group of corporations with which Buyer or any of its Subsidiaries has filed (or was required to file) consolidated, combined, unitary or similar Tax Returns (an "Buyer Affiliated Group") has filed all such Tax Returns that it was required to file with respect to any period in which Buyer or one of its Subsidiaries was a member of such Buyer Affiliated Group (an "Buyer Affiliated Period"), and all such Tax Returns were correct and complete. Each of Buyer and its Subsidiaries has paid all Taxes (whether or not shown on such Tax Returns) that were due and payable, and each Buyer Affiliated Group has paid all Taxes (whether or not shown on such Tax Returns) that were due and payable with respect to all Buyer Affiliated Periods and with respect to which Buyer or any of its Subsidiaries may be liable by operation of law or otherwise. The unpaid Taxes of Buyer and its Subsidiaries for tax periods through the date of the Buyer Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the Buyer Balance Sheet (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles). The unpaid Taxes of Buyer and its Subsidiaries for tax periods from the date of the Buyer Balance Sheet through the Closing Date are attributable solely to the conduct of their businesses in the ordinary course and in a manner consistent with past practices. All Taxes that Buyer or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. Each of the representations contained in this Section 4.07(a) shall be limited in its application to items which are reasonably likely, individually or in the aggregate, to have a Buyer Material Adverse Effect. (b) No examination or audit by any Governmental Entity of any Tax Return of Buyer, any of its Subsidiaries or any Buyer Affiliated Group with respect to an Buyer Affiliated Period is currently in progress or, to the knowledge of Buyer and its Subsidiaries, threatened or contemplated, in each case, which involve claims that individually or in the aggregate are reasonably likely to have a Buyer Material Adverse Effect. Neither Buyer nor any of its Subsidiaries has been informed by any jurisdiction that the jurisdiction believes that Buyer or any of its Subsidiaries was required to file any Tax Return that was not filed which failure or failures individually, or in the aggregate, are reasonably likely to have a Buyer Material Adverse Effect. (c) Neither Buyer nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of Buyer and its Subsidiaries is subject to an election under Section 341(f) of the Code.

     (d) Neither Buyer nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.
(e) None of Buyer or any of its Subsidiaries is a party to any Tax allocation or sharing agreement. (f) None of Buyer or any of its Subsidiaries has any material liability for Taxes of any person (other than Buyer and any of its Subsidiaries (under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law)), as a transferee or successor by contract, or otherwise.

     Section 4.08 Properties.

     (a) Buyer does not own of record any real property.

     (b) All material real property leases of Buyer and its Subsidiaries are in good standing, valid and effective in accordance with their respective terms, and neither Buyer nor its Subsidiaries is in default under any of such leases, except where the lack of such good standing, validity or effectiveness or the existence of such default would not be reasonably likely to have a Buyer Material Adverse Effect.

     Section 4.09 Intellectual Property.

     (a) Buyer and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and mask works, any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Buyer and its Subsidiaries as currently conducted, or planned to be conducted, the absence of which would be reasonably likely to have a Buyer Material Adverse Effect (the "Buyer Intellectual Property Rights").

     (b) Neither Buyer nor any of its Subsidiaries is, or will as a result of the execution and delivery of this Agreement or the performance of Buyer's obligations under this Agreement or otherwise be, in breach of any license, sublicense or other agreement relating to the Buyer Intellectual Property Rights, or any material licenses, sublicenses and other agreements as to which Buyer or any of its Subsidiaries is a party and pursuant to which Buyer or any of its Subsidiaries is authorized to use any third party patents, trademarks or copyrights ("Buyer Third Party Intellectual Property Rights"), including software which is used in the manufacture of, incorporated in, or forms a part of any product sold by or expected to be sold by Buyer or any of its Subsidiaries, the breach of which would be reasonably likely to have a Buyer Material Adverse Effect.

     (c) All patents, registered trademarks, registered service marks and registered copyrights which are held by Buyer or any of its Subsidiaries and which are material to the business of Buyer and its Subsidiaries, taken as a whole, are valid and subsisting. Buyer (i) has not been sued in any suit, action or proceeding, or received in writing any claim or notice, which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and
(ii) has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which infringement would reasonably be expected to have a Buyer Material Adverse Effect.

     Section 4.10 Agreements, Contracts and Commitments. Buyer has not breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any agreement, contract or commitment filed as an exhibit to the Buyer SEC Reports (collectively, "Buyer Material Contracts") in such a manner as, individually or in the aggregate, are reasonably likely to have a Buyer Material Adverse Effect. Each Buyer Material Contract that has not expired by its terms is in full force and effect.

     Section 4.11 Litigation. Except as described in the Buyer SEC Reports filed prior to the date hereof, there is no action, suit or proceeding, claim, arbitration or investigation against Buyer or any of its Subsidiaries pending or as to which Buyer or any such Subsidiary has received any written notice of assertion, which, individually or in the aggregate, is reasonably likely to have a Buyer Material Adverse Effect or a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement.

     Section 4.12 Environmental Matters. Except as disclosed in the Buyer SEC Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Buyer Material Adverse Effect: (i) Buyer and its Subsidiaries have complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by Buyer and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by Buyer or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by Buyer or any of its Subsidiaries; (iv) neither Buyer nor any of its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third-party property; (v) neither Buyer nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (vi) neither Buyer nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that Buyer or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither Buyer nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving Buyer or any of its Subsidiaries that could reasonably be expected to result in any claims, liabilities, investigations, costs or restrictions on the ownership, use or transfer of any property of Buyer pursuant to any Environmental Law.

     Section 4.13 Employee Benefit Plans.

     (a) Buyer has listed in Section 4.13 of the Buyer Disclosure Schedule all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all material unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Buyer or any ERISA Affiliate of Buyer, or any Subsidiary of Buyer (collectively, the "Buyer Employee Plans").
(b) With respect to each Buyer Employee Plan, Buyer has made available to Seller, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, if any, (ii) such Buyer Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Buyer Employee Plan and (iv) the most recent actuarial report or valuation, if any, relating to an Buyer Employee Plan subject to Title IV of ERISA.

     (c) With respect to the Buyer Employee Plans, individually and in the aggregate, no event has occurred and, to the knowledge of Buyer, there exists no condition or set of circumstances in connection with which Buyer could be subject to any liability that is reasonably likely to have a Buyer Material Adverse Effect under ERISA, the Code or any other applicable law.

     (d) With respect to the Buyer Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of Buyer, which obligations are reasonably likely to have a Buyer Material Adverse Effect. (e) Except as disclosed in Buyer SEC Reports filed prior to the date of this Agreement, and except as provided for in this Agreement, neither Buyer nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of Buyer or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Buyer of the nature contemplated by this Agreement, (ii) agreement with any officer of Buyer providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of $100,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     Section 4.14 Compliance With Laws. Buyer and each of its Subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Buyer Material Adverse Effect.

     Section 4.15 Accounting and Tax Matters. To its knowledge, after consulting with its independent auditors, neither Buyer nor any of its Affiliates has taken or agreed to take any action which would (i) prevent Buyer from accounting for the business combination to be effected by the Merger as a reverse merger or
(ii) prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

     Section 4.16 Registration Statement; Proxy Statement/Prospectus. The information to be supplied by Buyer for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by Buyer for inclusion in the Joint Proxy Statement shall not, on the date the Joint Proxy Statement is first mailed to stockholders of Buyer or Seller, at the time of the Buyer Stockholders' Meeting and the Seller Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Buyer Stockholders' Meeting or the Seller Stockholders' Meetings which has become false or misleading. If at any time prior to the Effective Time any event relating to Buyer or any of its Affiliates, officers or directors should be discovered by Buyer which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Buyer shall promptly inform Seller.

     Section 4.17 Labor Matters. Neither Buyer nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is Buyer or any of its Subsidiaries the subject of any material proceeding asserting that Buyer or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the executive officers of Buyer, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Buyer or any of its Subsidiaries.

     Section 4.18 Insurance; Risk Management. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Buyer or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Buyer and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Buyer Material Adverse Effect. The steps taken by Buyer to manage the various risks incident to the business and operations of Buyer and its Subsidiaries and their respective properties and assets are at least equivalent to those taken by persons engaged in similar businesses, except for any failures to take such steps that, individually or in the aggregate, are not reasonably likely to have a Buyer Material Adverse Effect.

     Section  4.19  No  Existing   Discussions.   Except  for   discussions   or
negotiations relating to possible acquisitions by Buyer of those companies previously disclosed by Buyer to Seller ("Buyer Possible Acquisitions"), as of the date hereof, Buyer is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 6.01).

     Section 4.20 Anti-Takeover Laws. No "fair price," "business combination," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation is or will be applicable to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

     Section 4.21 Insider Trading Policies and Practices. Section 4.22 to the Buyer Disclosure Schedule sets forth a copy of Buyer's insider trading policy as in effect on the date hereof. Buyer and each of its directors, officers and employees who are subject to such policy have complied in all material respects with the terms of such policy.

     Section 4.22 Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

     Section 4.23 Access to Books and Records. Buyer acknowledges that it has been given full, complete, and adequate access to Seller's Books and Records and has had adequate time to review and conduct such analysis of such Books and Records, as it in it sole discretion deemed necessary.

     Section 4.24 No Misrepresentation. This Agreement and the other written statements, reports and other documents furnished by the Buyer pursuant to this Agreement, taken as a whole, do not contain, any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                    ARTICLE V

                               CONDUCT OF BUSINESS

     Section 5.01 Covenants of Seller. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Seller agrees as to itself and its Subsidiaries (except to the extent that Buyer shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors and others having business dealings with it. Seller shall promptly notify Buyer of any material event or occurrence not in the ordinary course of business. Except as expressly contemplated by this Agreement, Seller shall not (and shall not permit any of its Subsidiaries to), without the written consent of Buyer:

     (a) Accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock plan of such party or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

     (b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to such party;

     (c) Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of shares of Seller Common Stock pursuant to the exercise of options outstanding on the date of this Agreement or the Seller Warrants, (ii) the issuance of stock or other securities in connection with any bona fide financing transaction, and (iii) the issuance of stock or other securities to employees and consultants of the Seller in lieu of cash compensation for services rendered to the Seller;

     (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets (other than inventory and other items in the ordinary course of business), except for any such acquisitions involving aggregate consideration (including assumed indebtedness) of not more than $250,000;

     (e) Sell, lease, license or otherwise dispose of any of its material properties or assets, except for transactions in the ordinary course of business;

     (f) (i) Increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees (other than officers) in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any employees or officers, (iii) enter into any collective bargaining agreement (other than as required by law or extensions to existing agreements in the ordinary course of business), (iv) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees; (g) Amend or propose to amend its charter or bylaws, except as contemplated by this Agreement; (h) Incur any indebtedness for borrowed money other than pursuant to credit agreements in effect as of the date hereof;

(i) Initiate, compromise or settle any material litigation or arbitration proceeding (other than as a result of a breach of this Agreement); (j) Except in the ordinary course of business, modify, amend or terminate any Seller Material Contract or waive, release or assign any material rights or claims;

(k) Change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP; or

(1) Take, or agree in writing or otherwise to take, any of the actions described in paragraphs (a) through (k) above.

     Section 5.02 Covenants of Buyer. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Buyer agrees as to itself and its Subsidiaries (except to the extent that Seller shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors and others having business dealings with it. Buyer shall promptly notify Seller of any material event or occurrence not in the ordinary course of business. Except as expressly contemplated by this Agreement, Buyer shall not (and shall not permit any of its Subsidiaries to), without the written consent of Seller:

     (a) Accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock plan of such party or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

     (b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to such party;

     (c) Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the grant of options consistent with past practices to employees, which options represent in the aggregate the right to acquire no more than 500,000 shares (net of cancellations) of Buyer Common Stock, (ii) the issuance of shares of Buyer Common Stock pursuant to the exercise of options outstanding on the date of this Agreement or the Buyer Warrants, (iii) the issuance of Buyer Common Stock in connection with any Buyer Permitted Acquisition (as defined below), (iv) the issuance of stock or other securities in connection with any bona fide financing transaction, and (v) the issuance of stock or other securities to employees and consultants of the Buyer in lieu of cash compensation for services rendered to the Buyer;

     (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets (other than inventory and other items in the ordinary course of business), except for (i) any Buyer Possible Acquisition or (ii) any other such acquisitions involving aggregate consideration (including assumed indebtedness) of not more than $250,000,000 (Buyer Possible Acquisitions and such other acquisitions being collectively referred to as "Buyer Permitted Acquisitions");

     (e) Sell, lease, license or otherwise dispose of any of its material properties or assets, except for transactions in the ordinary course of business;

     (f) (i) Increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees (other than officers) in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any employees or officers, (iii) enter into any collective bargaining agreement (other than as required by. law or extensions to existing agreements in the ordinary course of business), (iv) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

     (g) Amend or propose to amend its charter or bylaws, except as contemplated by this Agreement;

     (h) Take, or agree in writing or otherwise to take, any of the actions described in paragraphs (a) through (f) above.

     Section 5.03 Cooperation. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Buyer and Seller shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby.

     Section 5.04 Voting Agreements. Concurrently with the execution of this Agreement, and in order to induce Seller and Buyer, respectively, to enter into this Agreement, (i) Buyer's shareholders Albert A. Golusin, Wade P. Carrigan,

William H. Whitmore, Jr., and Peter H. Jacobs are each entering into Voting Agreements with Seller, substantially in the form attached hereto as Exhibit B-1, and (ii) Seller's shareholders Albert A. Golusin, Peter H. Jacobs and Eric Vandewater are entering into Voting Agreements with Buyer, substantially in the form attached hereto as Exhibit B-2.

     Section 5.05 Marketing Agreement. Concurrently with the execution of this Agreement, and in order to induce Buyer to enter into this Agreement, the parties are entering into a First Amended and Restated Exclusive Marketing Agreement substantially in the form attached hereto as Exhibit C and a Waiver Letter substantially in the form attached hereto as Exhibit D.

     Section 5.06 Buyer Permitted Acquisitions. Buyer shall notify Seller at any time that Buyer believes it has become reasonably likely that a definitive agreement will be executed with respect to an Buyer Permitted Acquisition or that an Buyer Permitted Acquisition will be completed, and shall thereafter keep Seller reasonably apprised as to the status of such Buyer Permitted Acquisition.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     Section 6.01 No Solicitation.

     (a) Seller and Buyer each shall not, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent of such party (i) solicit, initiate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transaction involving such party or any of its Subsidiaries, other than the transactions contemplated by this Agreement and other than, in the case of Buyer, transactions constituting Buyer Permitted Acquisitions (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to or recommend any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent Seller or Buyer, or their respective Boards of Directors, from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or recommending an unsolicited bona fide written Acquisition Proposal by such person or entity or recommending an unsolicited bona fide written Acquisition Proposal to the stockholders of such party, if and only to the extent that (1) the Board of Directors of such party believes in good faith (after consultation with its financial advisor) that such Acquisition Proposal is reasonably capable of being completed on the terms proposed and, after taking into account, among other relevant factors, the strategic benefits anticipated to be derived from the Merger and the long-term prospects of Seller and Buyer as a combined company, would, if consummated, result in a transaction more favorable to the stockholders of such party than the transactions contemplated by this Agreement (any such more favorable
Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of such party determines in good faith after consultation with Seller's legal counsel that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed confidentiality agreement in a form acceptable to counsel to Seller and Buyer;

or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

     (b) Seller and Buyer shall each notify the other party immediately after receipt by Seller or Buyer (or their advisors) of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of such party by any person or entity that informs such party that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Such party shall continue to keep the other party hereto informed, on a current basis, of the status of any such discussions or negotiations and the terms being discussed or negotiated.

     Section 6.02 Proxy Statement/Prospectus; Registration Statement.

     (a) As promptly as practical after the execution of this Agreement, Buyer and Seller shall prepare and file with the SEC the Joint Proxy Statement, and Buyer shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus, provided that Buyer may delay the filing of the Registration Statement until approval of the joint Proxy Statement by the SEC. Buyer and Seller shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practical. The Joint Proxy Statement, and any amendment or supplement thereto, shall include the recommendation of the Board of Directors of Seller in favor of this Agreement and the Merger and the recommendation of the Board of Directors of Buyer in favor of the issuance of shares of Buyer Common Stock pursuant to the Merger; provided that the Board of Directors of either party may withdraw such recommendation and refrain from soliciting proxies if such Board of Directors believes in good faith after consultation with outside legal counsel that the withdrawal of such recommendation is necessary for such Board of Directors to comply with its fiduciary duties under applicable law.

     (b) Buyer and Seller shall make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder.

     Section 6.03 Nasdaq Quotation. The Buyer and Seller agree to continue the quotation of Buyer Common Stock and Seller Common Stock, as the case may be, on the Nasdaq Over-the-Counter Market Bulletin Board and the Nasdaq Over-the-Counter Pink Sheets, respectively during the term of this Agreement.

     Section 6.04 Access to Information. Upon reasonable notice, Seller and Buyer shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Seller and Buyer shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is non-public in confidence in accordance with the Confidentiality Agreement. Except to the extent of actual knowledge on the part of either party of a material misstatement or omission by the other party in this Agreement or any schedule provided pursuant hereto, no information or knowledge obtained in any investigation pursuant to this Section 6.04 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

     Section 6.05 Stockholders' Meetings. Seller and Buyer shall each call a meeting of its respective stockholders to be held as promptly as practicable for the purpose of voting, in the case of Seller, upon this Agreement and the Merger and, in the case of Buyer, upon (i) the approval of the Buyer Amended and Restated Articles of Amendment, (ii) the issuance of shares of Buyer Common Stock pursuant to the Merger, and (iii) the election of directors of Buyer in accordance with Section 1.04 (collectively, the "Buyer Voting Proposals"). Subject to Sections 6.01 and 6.02, Seller and Buyer will, through their respective Boards of Directors, recommend to their respective stockholders approval of such matters and will coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day and as soon as practicable after the date hereof. Subject to
Section 6.02, each party shall use all reasonable efforts to solicit from stockholders of such party proxies in favor of such matters.

     Section 6.06 Legal Conditions to Merger.

     (a) Seller and Buyer shall each use their best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable law to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) obtain from any Governmental Entity any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Seller or Buyer or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the Merger, and
(iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, and (B) any other applicable law. Seller and Buyer shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. Seller and Buyer shall use their best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Joint Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement.

     (b) Each of Seller and Buyer shall give (and shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their best efforts to obtain any third-party consents related to or required in connection with the Merger that are (i) necessary to consummate the transactions contemplated hereby, (ii) disclosed or required to be disclosed in the Seller Disclosure Schedule or the Buyer Disclosure Schedule, as the case may be, or (iii) required to prevent a Seller Material Adverse Effect or a Buyer Material Adverse Effect from occurring prior to or after the Effective Time.

     Section 6.07 Public Disclosure. Buyer and Seller shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or the Nasdaq Over-the-Counter Market, and in any event in accordance with the terms of the Confidentiality Agreement.

     Section 6.08 Tax-Free Reorganization. Buyer and Seller shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code.

     Section 6.09 Reverse Merger Accounting. From and after the date hereof and until the Effective Time, neither Seller nor Buyer, nor any of their respective Subsidiaries shall knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of the Merger as a reverse merger for accounting purposes.

     Section 6.10 Affiliate Agreements. At either party's written request, Buyer and Seller will provide each other with a list of those persons who are, in Buyer's or Seller's respective reasonable judgment, "affiliates" of Buyer or Seller, respectively, within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145") (each such person who is an "affiliate" of Buyer or Seller within the meaning of Rule 145 is referred to as an "Affiliate"). Buyer and Seller shall provide each other with such information and documents as Seller or Buyer shall reasonably request for purposes of reviewing such list and shall notify the other party in writing regarding any change in the identity of its Affiliates prior to the Closing Date. Seller and Buyer shall each use its best efforts to deliver or cause to be delivered to each other by the date of filing of a Registration Statement prior to the Effective Time from each of its Affiliates, an executed Affiliate Agreement, in the form attached hereto as Exhibit E-l, in the case of Affiliates of Seller, and in the form attached hereto as Exhibit E-2, in the case of Affiliates of Buyer (each, an "Affiliate Agreement"). Buyer shall be entitled to place appropriate legends on the certificates evidencing any Buyer Common Stock to be received by such Affiliates of Seller pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Buyer Common Stock, consistent with the terms of the Affiliate Agreements (provided that such legends or stop transfer instructions shall be removed, two years after the Effective Date, upon the request of any stockholder that is not then an Affiliate of Buyer).

     Section 6.11 Stock Plans.

     (a) At the Effective Time, each outstanding option to purchase shares of Seller Common Stock (a "Seller Stock Option") under the Seller Stock Plans, whether vested or unvested, shall be deemed to constitute an option to acquire, but otherwise on the same terms and conditions as were applicable under such Seller Stock Option, the same number of shares of Buyer Common Stock as the holder of such Seller Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at a price per share (rounded upward to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of Seller Common Stock purchasable pursuant to such Seller Stock Option immediately prior to the Effective Time divided by (z) the number of full shares of Buyer Common Stock deemed purchasable pursuant to such Seller Voting Stock Option in accordance with the foregoing. The adjustment pursuant to this Section 6.11(a) is intended to comply with Section 424(a) of the Code with respect to any options which are incentive stock options and shall be construed consistent with Section 424(a) of the Code.

     (b) At the Effective Time, each outstanding Seller Warrant shall be deemed to constitute a warrant to acquire, on the same terms and conditions as were applicable under such Seller Warrant, the number of shares of Buyer Common Stock at the price per share as shall be determined under the existing terms of the respective Seller Warrant.

     (c) As soon as practicable after the Effective Time, Buyer shall deliver to the participants in the Seller Stock Plans appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to the Seller Stock Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.11 after giving effect to the Merger).

     (d) Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery under the Seller Stock Plans assumed in accordance with this Section 6.11. As soon as practicable after the Effective Time, Buyer shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Buyer Common Stock subject to such options, and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

     (e) The Board of Directors of Seller shall, prior to or as of the Effective Time, take any necessary actions, pursuant to and in accordance with the terms of the Seller Stock Plans and the instruments evidencing the Seller Stock Options, to provide for the conversion of the Seller Stock Options into options to acquire Buyer Common Stock in accordance with this Section 6.11.

     Section 6.12 Brokers or Finders. Each of Buyer and Seller represents, as to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except with respect to broker's fees or commissions in connection with Buyer or Seller financings which are conditional upon the consummation of the Merger.

     Section 6.13 Indemnification.

     (a) From and after the Effective Time, Buyer agrees that it will, and will cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of Seller (the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Seller would have been permitted under Nevada law and its articles of organization or bylaws in effect on the date hereof to indemnify such Indemnified Party (and Buyer and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification). (b) For a period of three (3) years after the Effective Time, Buyer shall cause the Surviving Corporation to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by Seller's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Buyer) with coverage in amount and scope at least as favorable as Seller's existing coverage; provided, that in no event shall Buyer or the Surviving Corporation be required to expend in excess of 200% of the annual premium currently paid by Seller for such coverage, except to the extent such excess is attributable to Buyer's claims history or price increases in the market for such insurance that is unrelated to Seller specifically; and if such premium would at any time exceed such limitation, the Surviving Corporation shall maintain insurance policies that provide the maximum and best coverage available at an annual premium equal to such limitation; and provided further that, if any legal action had been pending at any time subsequent to the second anniversary of the Effective Time against any person currently covered by Seller's directors' and officers' liability insurance policy that would be covered in whole or in part by such policy, the Surviving Corporation shall thereafter continue to maintain such policy in effect (subject to the foregoing proviso) until the fifth anniversary of the Effective Time.

     (c) The provisions of this Section 6.13 are intended to be in addition to the rights otherwise available to the current officers and directors of Seller by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

     Section 6.14 Letter of Buyer's Accountants. Buyer shall use reasonable efforts to cause to be delivered to Seller and Buyer a letter from Semple & Cooper, LLP, Buyer's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Seller, in form reasonably satisfactory to Seller and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     Section 6.15 Letter of Seller's Accountants. Seller shall use reasonable efforts to cause to be delivered to Buyer and Seller a letter from Seller's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Buyer, in form reasonably satisfactory to Buyer and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     Section 6.16 Opinion of Counsel Regarding Dissenters' Rights. Seller shall promptly after execution of this Agreement endeavor to obtain a written opinion from Nevada counsel to Seller to the effect that Seller's shareholders do not have dissenters' rights with respect to the Merger under Nevada state law. If, by the date which is one month after execution of this Agreement, Seller is unable to obtain such opinion and either Buyer or Seller is not satisfied that Seller's shareholders do not have dissenters' rights with respect to the Merger under Nevada state law, then Buyer and Seller shall cooperate to take all actions necessary to ensure compliance with dissenters' rights statutes under Nevada law with respect to the Merger.

     Section 6.17 Opinion of Counsel Regarding Anti-Takeover Laws. Seller shall promptly after execution of this Agreement endeavor to obtain a written opinion from Nevada counsel to Seller to the effect that no "fair price," "business combination," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation is or will be applicable to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement. If, by the date which is one month after execution of this Agreement, Seller is unable to obtain such opinion and Buyer is not satisfied that any such law does not apply, then Buyer shall have the right to terminate this Agreement pursuant to Section 8.01(h) notwithstanding language therein to the contrary, if any.

     Section 6.18 SEC Filings. Seller shall, within one month after execution of this Agreement, make all filings required of it by the rules and regulations of the SEC in connection with Seller's ownership of common stock of Buyer and the acquisition and disposition thereof (although the parties acknowledge that such filings will not have been made timely).



                                   ARTICLE VII

                              CONDITIONS TO MERGER

     Section 7.01 Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

     (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Seller Common Stock and the Buyer Voting Proposals shall have been approved by the affirmative vote of the holders of a majority of the voting shares of Buyer Common Stock present or represented at the Buyer Stockholders' Meeting at which a quorum is present.

     (b) Buyer Amended and Restated Articles of Incorporation. Buyer shall have amended and restated its Articles of Incorporation, as amended to authorize an aggregate of 800,000,000 shares of common stock and 50,000,000 shares of preferred stock (the "Buyer Amended and Restated Articles of Incorporation").

     (c)  Approvals.  Other than the  filing  provided  for by Section  1.01 and
Section 7.01(b), all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure of which to file, obtain or occur is reasonably likely to have a Buyer Material Adverse Effect or a Seller Material Adverse Effect shall have been filed, been obtained or occurred.

(d) Registration Statement. The Registration Statement on Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

     (e) No Injunctions. No Governmental Entity or federal, state or foreign court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (each an "Order") or statute, rule, regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

     (f) Nasdaq. The common shares of Buyer shall be trading in a secondary market and quoted on the Nasdaq Over-the-Counter Bulletin Board Market.

     (g) Opinion of Financial Advisor. The financial advisor of Buyer, The Robins Group, LLC, shall have delivered to the Board of Directors of Buyer an opinion to the effect that the Exchange Ratio is fair to Buyer from a financial point of view.

     (h) Certifications by Certain Securityholders. The Seller shall have delivered to the Buyer a duly completed and executed certificate in the form attached hereto as Exhibit A from each person or entity who has purchased or otherwise received securities of the Seller since February 15, 2005.

     (i) Director & Officer Liability Insurance. Buyer and Seller shall obtain Director and Officer Liability Insurance covering a period including the effective date of this Agreement and Plan of Merger.

     Section 7.02 Additional Conditions to Obligations of Buyer. The obligations of Buyer to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by
Buyer:

     (a) Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except (i) for changes contemplated by this Agreement and (ii) in the case of representations and warranties that are not qualified as to materiality, where the failures to be true and correct, individually or in the aggregate, have not had and are not reasonably likely to have a Seller Material Adverse Effect or a material adverse effect upon the consummation of the transactions contemplated hereby; and Buyer shall have received a certificate signed on behalf of Seller by the chief executive officer and the chief financial officer of Seller to such effect.

     (b) Performance of Obligations of Seller. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Buyer shall have received a certificate signed on behalf of Seller by the chief executive officer and the chief financial officer of Seller to such effect.

     (c) Tax Opinion. Buyer shall be reasonably satisfied, which may require obtaining a written opinion from qualified tax counsel, that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code.

     (d) Dissenting Shares. The total number of Dissenting Shares shall not be greater than 20% of the total number of shares of Seller Common Stock outstanding immediately prior to the Effective Date.

     (e) Due Diligence Review of Material Contracts. Buyer or its counsel shall have completed, and shall be satisfied with the results of, a review of all material contracts of Seller listed in Section 3.10 of the Seller Disclosure Schedule.

     Section 7.03 Additional Conditions to Obligations of Seller. The obligation of Seller to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by
Seller:

     (a) Representations and Warranties. The representations and warranties of Buyer and Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except (i) for changes contemplated by this Agreement and (ii) in the case of representations and warranties that are not qualified as to materiality, where the failures to be true and correct, individually or in the aggregate, have not had and are not reasonably likely to have a Buyer Material Adverse Effect or a material adverse effect upon the consummation of the transactions contemplated hereby; and Seller shall have received a certificate signed on behalf of Buyer by the chief executive officer and the chief financial officer of Buyer to such effect.

     (b) Performance of Obligations of Buyer and Sub. Buyer and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Seller shall have received a certificate signed on behalf of Buyer by the chief executive officer and the chief financial officer of Buyer to such effect.

     (c) Tax Opinion. Seller shall be reasonably satisfied, which may require obtaining a written opinion from qualified tax counsel, that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code.



                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

     Section 8.01 Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.01(b) through 8.01(g), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of Seller or Buyer:

     (a) by mutual written consent of Buyer and Seller; or

     (b) by either Buyer or Seller if the Merger shall not have been consummated by June 30, 2006 (the "Outside Date") (provided that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

     (c) by either Buyer or Seller if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

(d) by Buyer, if, at the Seller Stockholders' Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Seller in favor of this Agreement and the Merger shall not have been obtained; or by Seller if, at the Buyer Stockholders' Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Buyer in favor of the Buyer Voting Proposals shall not have been obtained; or

     (e) by Buyer, if (i) the Board of Directors of Seller shall have withdrawn or modified in a manner adverse to Buyer its recommendation of this Agreement or the Merger; (ii) the Board of Directors of Seller shall have recommended to the stockholders of Seller an Alternative Transaction (as defined in Section
8.03(h)); (iii) a tender offer or exchange offer for 15% or more of the outstanding shares of Seller Common Stock is commenced (other than by Buyer or an Affiliate of Buyer) and the Board of Directors of Seller recommends that the stockholders of Seller tender their shares in such tender or exchange offer; or
(iv) for any reason (other than by reason of the Joint Proxy Statement not having been cleared by the SEC) Seller fails to call and hold the Seller Stockholders' Meeting by the Outside Date (provided that Buyer's right to terminate this Agreement under such clause (iv) shall not be available if at such time Seller would be entitled to terminate this Agreement under Section 8.01(h)); or

     (f) by Seller, if (i) the Board of Directors of Buyer shall have withdrawn or modified in a manner adverse to Seller its recommendation of this Agreement, the Merger or the Buyer Voting Proposals; (ii) the Board of Directors of Buyer shall have recommended to the stockholders of Buyer an Alternative Transaction;
(iii) a tender offer or exchange offer for 15% or more of the outstanding shares of Buyer Common Stock is commenced (other than by Seller or an Affiliate of Seller) and the Board of Directors of Buyer recommends that the stockholders of Buyer tender their shares in such tender offer or exchange offer; or (iv) for any reason (other than by reason of the Joint Proxy Statement not having been cleared by the SEC) Buyer fails to call and hold the Buyer Stockholders' Meeting by the Outside Date (provided that Seller's right to terminate this Agreement under such clause (iv) shall not be available if at such time Buyer would be entitled to terminate this Agreement under Section 8.01(h)); or

     (g) by Seller, if the Board of Directors of Seller accepts or approves a Superior Proposal, or recommends a Superior Proposal to the stockholders of Seller; or

     (h) by Buyer or Seller, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, any of which breaches (i) causes the conditions set forth in Section
7.02 (in the case of termination by Buyer) or 7.03 (in the case of termination by Seller) not to be satisfied, and (ii) shall not have been cured within 20 business days following receipt by the breaching party of written notice of such breach from the other party.

     Section 8.02 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Buyer, Seller, Sub or their respective officers, directors, stockholders or Affiliates, except as set forth in Section 8.03; provided, that no such termination shall limit or otherwise relieve the liability of any party for any breach of this Agreement (except to the extent that liability may be limited by Section 8.03(c) or Section 8.03(e) below); and provided further, that the provisions of Section
8.03 of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement. In addition, in the event of termination of this Agreement as provided in Section 8.01, the First Amended and Restated Exclusive Marketing Agreement in the form attached hereto as Exhibit C, which the parties are executing on the date of this Agreement, may immediately go into effect (depending on the circumstances of the termination, as set forth in said agreement) without the need for further action on the part of any party hereto.

     Section 8.03 Fees and Expenses.

     (a) Except as set forth in this Section 8.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Seller and Buyer shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Joint Proxy Statement (including any related preliminary materials) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements.

     (b) Seller shall pay Buyer up to $1,000,000 as reimbursement for expenses of Buyer actually incurred relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of Buyer's counsel, accountants and financial advisors, but excluding any discretionary fees paid to such financial advisors), upon the termination of this Agreement by Buyer pursuant to Section 8.01(d) as a result of the failure to receive the requisite vote for approval of this Agreement and the Merger by the stockholders of Seller at the Seller Stockholders' Meeting, Section 8.01(e),
Section 8.01(g) or Section 8.01(h) as a result of a breach by Seller of any of the covenants set forth in any of Sections 5.01, 6.01, 6.02, 6.03, 6.04, 6.05, 6.06, 6.07, 6.08, 6.09, 6.10, 6.12, or 6.14 of this Agreement (collectively, the
"Seller Material Covenants").

     (c) Seller shall pay Buyer a termination fee of $2,500,000 upon the earliest to occur of the following events (each a "Buyer Termination Fee Event"):

          (i) the termination of this Agreement by Buyer pursuant to Section 8.01(e); or

          (ii) the termination of this Agreement by Buyer pursuant to Section 8.01(h) after a breach by Seller of any of the Seller Material Covenants; or

          (iii) consummation of an Alternative Transaction with respect to Seller within twelve (12) months following the failure to receive the requisite vote for approval of this Agreement and the Merger by the stockholders of Seller at the Seller Stockholders' Meeting if, at the time of such failure, any Alternative Transaction relating to Seller had been announced and had not been absolutely and unconditionally withdrawn and abandoned; or

          (iv) the termination of this Agreement by Seller pursuant to Section 8.01(g).

Notwithstanding the foregoing, any amount payable pursuant to this Section 8.03(c) shall be reduced, on a dollar-for-dollar basis, by any amount theretofore paid to Buyer pursuant to Section 8.03(b). Seller agrees that it will not structure any transaction or agreement for the purpose of avoiding payment of the termination fee required by this Section 8.03(c). Seller further acknowledges that the agreements contained in this Section 8.03(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Buyer would not enter into this Agreement; accordingly, if Seller fails to promptly pay the amount due pursuant to this
Section 8.03(c), and, in order to obtain such payment, Buyer commences a suit which results in a judgment against Seller for the fee set forth in this Section 8.03(c), Seller shall pay to Buyer its costs and expenses (including fees and disbursements of counsel) in connection with such suit, together with interest on the amount of the termination fee at the prime rate of Citibank, N.A. on the date such payment was required to be made. Buyer and Seller further acknowledge and agree that it may be difficult and impractical to measure in money the damages which will accrue by reason of the occurrence of an Buyer Termination Fee Event. Therefore; Buyer and Seller agree that payment of the termination fee and any other fees, costs or expenses due under this Section 8.03(c) shall constitute liquidated damages and not a penalty and shall further constitute the sole and exclusive remedy of Buyer for any losses, damages, claims, costs or expenses arising from the occurrence of any Buyer Termination Fee Event.

     (d) Buyer shall pay Seller up to $1,000,000 as reimbursement for expenses of Seller actually incurred relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of Seller's counsel, accountants and financial advisors, but excluding any discretionary fees paid to such financial advisors), upon the termination of this Agreement by Seller pursuant to Section 8.01(d) as a result of the failure to receive the requisite vote for approval of the Buyer Voting Proposals by the stockholders of Buyer at the Buyer Stockholders' Meeting, Section 8.01(f) or

Section 8.01(h) as a result of a breach by Buyer of any of the covenants set forth in Sections 5.02, 6.01, 6.02, 6.03, 6.04, 6.05, 6.06, 6.07, 6.08, 6.09,
6.10, 6.12 or 6.14 of this Agreement (collectively, the "Buyer Material Covenants").

     (e) Buyer shall pay Seller a termination fee of $2,500,000 upon the earliest to occur of the following events (each a "Seller Termination Fee Event"):

          (i) the termination of this Agreement by Seller pursuant to Section 8.01(f), or

          (ii) the termination of this Agreement by Seller pursuant to Section 8.01(h) after a breach by Buyer of any of the Buyer Material Covenants; or

          (iii) consummation of an Alternative Transaction with respect to Buyer within twelve (12) months following the failure to receive the requisite vote for approval of the Buyer Voting Proposals by the stockholders of Buyer at the Buyer Stockholders' Meeting if, at the time of such failure, any Alternative Transaction relating to Buyer had been announced and had not been absolutely and unconditionally withdrawn and abandoned.

Notwithstanding the foregoing, any amount payable pursuant to this Section 8.03(e) shall be reduced, on a dollar-for-dollar basis, by any amount theretofore paid to Seller pursuant to Section 8.03(d). Buyer agrees that it will not structure any transaction or agreement for the purpose of avoiding payment of the termination fee required by this Section 8.03(e). Buyer further acknowledges that the agreements contained in this Section 8.03(e) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Seller would not enter into this Agreement; accordingly, if Buyer fails to promptly pay the amount due pursuant to this
Section 8.03(e), and, in order to obtain such payment, Seller commences a suit which results in a judgment against Buyer for the fee set forth in this Section 8.03(e), Buyer shall pay to Seller its costs and expenses (including fees and disbursements of counsel) in connection with such suit, together with interest on the amount of the termination fee at the prime rate of Citibank, N.A. on the date such payment was required to be made. Buyer and Seller further acknowledge and agree that it may be difficult and impractical to measure in money the damages which will accrue by reason of the occurrence of a Seller Termination Fee Event. Therefore, Buyer and Seller agree that payment of the termination fee and any other fees, costs or expenses due under this Section 8.03(e) shall constitute liquidated damages and not a penalty and shall further constitute the sole and exclusive remedy of Seller for any losses, damages, claims, costs or expenses arising from the occurrence of any Seller Termination Fee Event.

     (g) The expenses and fees, if applicable, payable pursuant to Section 8.03(b), 8.03(c), 8.03(d) and 8.03(e) shall be paid within one business day after the first to occur of the events described in Section 8.03(b), 8.03(c), 8.03(d) or 8.03(e)(i), (ii) or (iii); provided that in no event shall Buyer or Seller, as the case may be, be required to pay the expenses and fees, if applicable, to the other, if, immediately prior to the termination of this Agreement, the party to receive the expenses and fees, if applicable, was in material breach of its obligations under this Agreement.

     (h) As used in this Agreement, "Alternative Transaction" means any of (i) a transaction other than an Buyer Permitted Acquisition pursuant to which any person (or group of persons) other than Buyer or Seller or their respective affiliates (a "Third Party"), acquires more than 25% of the outstanding shares of Seller Common Stock or Buyer Common Stock, as the case may be, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Buyer or Seller other than an Buyer Permitted Acquisition pursuant to which any Third Party acquires more than 15% of the outstanding equity securities of Buyer or Seller or the entity surviving such merger or business combination, (iii) any other transaction other than an Buyer Permitted Acquisition pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of Buyer or Seller, and the entity surviving any merger or business combination including any of them) of Buyer or Seller having a fair market value (as determined by the Board of Directors of Buyer or Seller, as the case may be, in good faith) equal to more than 15% of the fair market value of all the assets of Buyer or Seller and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     Section 8.04 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Seller or of Buyer, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 8.05 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE IX

                                  MISCELLANEOUS

     Section 9.01 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Sections 1.04, 2.01, 2.02, 6.12, 6.14, 8.03 and Article IX, and the agreements of the Affiliates delivered pursuant to Section 6.10. The Confidentiality Agreement shall survive the execution and delivery of this Agreement.

     Section 9.02 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) or three (3) business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as the party shall specify by like notice):

     (a) if to Buyer or Sub, to

                           MediaMax Technology Corporation
                           668 N. 44th Street, Suite 233
                           Phoenix, AZ 85008
                           Attn: Chief Executive Officer
                           Telecopy: (602) 267-7400
                           with a copy to:

                           The Feinberg Law Group, LLC
                           57 River Street, Suite 204
                           Wellesley, MA 02481
                           Attn: David H. Feinberg
                           Telecopy: (781) 283-5776

     (b) if to Seller, to

                           SunnComm International, Inc.
                           668 N. 44th Street, Suite 248
                           Phoenix, AZ 85008
                           Attn: Chief Executive Officer
                           Telecopy: (602) 267-7400

                           with a copy to:

                           Wees Law Firm
                           411 North Central, Suite 520
                           Phoenix, AZ 85004
                           Attn: James F. Wees
                           Telecopy: (602) 288-1692

     Section 9.03 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to June 11, 2005.

     Section 9.04 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 9.05 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 6.14 is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; provided that the Confidentiality Agreement shall remain in full force and effect until the Effective Time. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither Seller nor Buyer makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

     Section 9.06 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to any applicable principles of conflicts of law.

     Section 9.07 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.
















































                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, Buyer, Sub and Seller have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                         MEDIAMAX TECHNOLOGY CORPORATION


                                         By:  ______________________________
                                         Name:
                                         Title:


                                         MMXT SUB, INC.


                                         By:  ______________________________
                                         Name:
                                         Title:




                                         SUNNCOMM INTERNATIONAL, INC.



                                         By:  ______________________________
                                         Name:
                                         Title:






                 Signature Page to Agreement and Plan of Merger

                                    EXHIBIT A
                                    ---------
                          SECURITYHOLDER CERTIFICATION
                          ----------------------------

     The   undersigned   purchased   the   following   securities   of  SunnComm
International, Inc. (the "Company") on the date indicated:

Type of Securities Purchased      Dollar Amount Paid         Date of Purchase
--------------------------------------------------------------------------------

The foregoing are hereinafter referred to as the "Securities."

     In connection with such purchase, the undersigned hereby represents, warrants, covenants and certifies as follows:

     1. The undersigned understands and acknowledges hereby that the offer and sale of the Securities was not registered under the Securities Act of 1933, as Amended (the "Act") nor under any state securities laws, and that the Company is not obligated to register the Securities on behalf of the undersigned or to assist the undersigned in complying with any exemption from registration.

     2. In connection with the decision to acquire the Securities, the undersigned had access to all information concerning the Company requested by the undersigned; the undersigned was afforded access to all such information concerning the Company and the terms of the issuance of the Securities that the undersigned considered necessary or appropriate to make such decision, and was provided full opportunity to ask questions of, and receive answers from, all appropriate parties concerning same and all such questions were answered and all such information was provided to the full satisfaction of the undersigned.

     3. At the time of purchase of the Securities, the undersigned had carefully reviewed and understood the various risks of an investment in the Securities and had made such independent investigation and evaluation of the financial condition, properties, business and prospects of the Company as the undersigned deemed necessary to make an informed decision to purchase the Securities; and the undersigned's decision to purchase the Securities was made exclusively on the basis of such investigation and evaluation.

     4. All documents, records and books pertaining to the investment in the Securities that the undersigned considered important were made available for inspection by the undersigned and/or the undersigned's attorney, accountant and/or other advisor(s).

     5. No oral or written representations were been made or oral or written information furnished to the undersigned or his or her advisor(s) in connection with the offering of the Securities that were in any way inconsistent with the undersigned's understanding and knowledge of the Company's operations.

     6. The undersigned (A) has such knowledge of, and experience in, business and financial matters so as to enable the undersigned to utilize the information made available to the undersigned in connection with the offering of the Securities in order to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision with respect thereto and the undersigned has carefully evaluated the risks of investing, and (B) has the capacity, either alone, or with a professional advisor, to protect the undersigned's own interests in connection with a purchase of the Securities.

     7. The undersigned did not rely on the Company with respect to the economic considerations of the undersigned relating to the investment in the Securities. In regard to such considerations, the undersigned relied on the advice of, or has consulted with, only the undersigned's own advisor(s).

     8. The undersigned acquired the Securities for the undersigned's own account, for investment, and not with a view toward any distribution, subdivision or fractionalization thereof. The undersigned has not entered into any contract, undertaking, agreement or arrangement with any person or entity to distribute, sell, transfer or pledge to such person, entity or any other party any of the Securities acquired by the undersigned, including any interest or any share of the Company's profits, losses, or distributions thereunder, and the undersigned has no present plans to enter into such contracts, undertakings, agreements or arrangements. The undersigned will not sell or transfer, or purport to sell or transfer, the undersigned's Securities without registration thereof under the Securities Act and any applicable state securities laws, unless an exemption from registration is available.

     9. The undersigned is an "accredited investor" within the meaning of Regulation D under the Act and meets the criteria set forth in Rule 501(a).

     10. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada, excluding its conflict of law principles.

     11. This  Agreement  shall be binding  upon and inure to the benefit of the
undersigned  and  the  undersigned's   respective  legal   representatives   and
successors.

         Executed under seal as of the date below written.


Date: ________________, 2005             ____________________________________
                                         Security Holder


Witness:                                 Print Name:
____________________________________     ____________________________________

Print Name:

                                   EXHIBIT B-1
                                   -----------
                 FORM OF BUYER'S SHAREHOLDER'S VOTING AGREEMENT
                 ----------------------------------------------
                                VOTING AGREEMENT

     VOTING AGREEMENT (the "Agreement"), dated as of _____________, 2005, between [Stockholder's name] (the "Stockholder"), who is a stockholder of MediaMax Technology Corporation, a Nevada corporation ("Buyer"), and SunnComm International, Inc., a Nevada corporation (the "Seller").

     WHEREAS, concurrently with the execution of this Agreement, the Seller, Buyer and a wholly-owned subsidiary of Buyer ("Sub") have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), providing for the merger (the "Merger") of Sub with and into the Seller pursuant to the terms and conditions of the Merger Agreement; and

     WHEREAS, the Stockholder owns of record and beneficially the number of shares of capital stock of Buyer set forth beneath his signature below (the "Shares") and wishes to enter into this Agreement with respect to all of such Shares; and

     WHEREAS, in order to induce the Seller to enter into the Merger Agreement, the Stockholder has agreed, upon the terms and subject to the conditions set forth herein, to vote the Shares and to deliver an irrevocable proxy to the Seller to vote the Shares at a meeting of Buyer's stockholders, in favor of the Buyer Voting Proposals (as defined in the Merger Agreement) pursuant to the terms of the Merger Agreement.

     NOW  THEREFORE,   for  good  and  valuable   consideration,   the  receipt,
sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. Agreement to Vote Shares. The Stockholder agrees during the term of this Agreement to vote the Stockholder's Shares, in person or by proxy, in favor of the Buyer Voting Proposals at every meeting of the stockholders of Buyer at which such matters are considered and at every adjournment thereof. The Stockholder agrees to deliver to the Seller upon request immediately prior to any vote contemplated by this section a proxy substantially in the form attached hereto as Annex A (a "Proxy"), which Proxy shall be irrevocable during the term of this Agreement to the extent permitted under Nevada law, and the Seller agrees to vote the Shares subject to each such Proxy in favor of approval and adoption of the Merger Agreement and the Merger.

     2. No Voting Trusts. The Stockholder agrees that the Stockholder will not, nor will the Stockholder permit any entity under the Stockholder's control to, deposit any of the Stockholder's Shares in a voting trust or subject any of its Shares to any arrangement with respect to the voting of the Shares inconsistent with this Agreement.

     3. Limitation on Dispositions and Proxies. During the term of this Agreement, the Stockholder agrees not to sell, assign, pledge, transfer or otherwise dispose of, or grant any proxies with respect to (except as contemplated by this Agreement) any of the Stockholder's Shares.

     4. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, the other party will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

     5. Term of Agreement; Termination. Subject to Section 9(e), the term of this Agreement shall commence on the date hereof and such term and this Agreement shall terminate upon the earliest to occur of (i) the Effective Time (as defined in the Merger Agreement), and (ii) the date on which the Merger Agreement is terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

     6. Representations and Warranties of the Stockholder. The Stockholder represents and warrants to the Seller that, as of the date hereof, (a) the Stockholder has full legal power and authority to execute and deliver this Agreement and the Proxy, and (b) the Stockholder's Shares are free and clear of all proxies.

     7. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provisions hereof by such party.

     8. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by facsimile or like transmission (with confirmation) and on the next business day when sent by Federal Express, Express mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to the Seller:

                           SunnComm International, Inc.
                           668 N. 44th Street, Suite 248
                           Phoenix, AZ 85008
                           Attn: Chief Executive Officer
                           Telecopy: (602) 267-7400

With a copy to:

                           Wees Law Firm
                           411 North Central, Suite 520
                           Phoenix, AZ 85004
                           Attn: James F. Wees
                           Telecopy: (602) 288-1692

If to Stockholder:

                           [                         ]


With a copy to:

                           MediaMax Technology Corporation
                           668 N. 44th Street, Suite 233
                           Phoenix, AZ 85008
                           Attn: Chief Executive Officer
                           Telecopy: (602) 267-7400

                           and

                           The Feinberg Law Group, LLC
                           57 River Street, Suite 204
                           Wellesley, MA 02481
                           Attn: David H. Feinberg Telecopy: (781) 283-5776


     9. Miscellaneous.

     (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Nevada, without reference to its conflicts of law principles.

     (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provisions not held invalid or unenforceable and the application of such provisions to persons or circumstances other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

     (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     (d) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

     (e) The obligations of the Stockholder set forth in this Agreement shall not be effective or binding upon the Stockholder until after such time as the Merger Agreement is executed and delivered by the Seller, Buyer and Sub, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.




                            [Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                         SunnComm International, Inc.



                                         By:___________________________
                                         Name:
                                         Title:



                                         STOCKHOLDER

                                        [                         ]



                                         By:  _______________________________
                                         Signature


                                         Shares:   ______________
                                                   ______________



                       Signature Page to Voting Agreement



                                                                       (ANNEX A)
                                     PROXY

     The undersigned, for consideration received, hereby appoints SunnComm International, Inc., a Nevada corporation (the "Seller"), its proxy to vote all shares of capital stock owned by the undersigned which the undersigned is entitled to vote at any meeting of stockholders of MediaMax Technology Corporation, a Nevada corporation ("Buyer"), and at any adjournment thereof, to be held for the purpose of voting upon the Buyer Voting Proposals, as such term is defined in the Agreement and Plan of Merger, dated as of _________, 2005 (the "Merger Agreement"), by and among the Seller, Buyer and a wholly owned subsidiary of Buyer ("Sub"), providing for the merger (the "Merger") of Sub with and into the Seller FOR such proposals. This proxy is subject to the terms of the Voting Agreement dated as of _________, 2005 between the undersigned and the Seller, a copy of such Agreement being attached hereto (the "Voting Agreement"), is coupled with an interest and revokes all prior proxies granted by the undersigned with respect to such shares, is irrevocable and shall terminate and be of no further force or effect automatically at such time as the Voting Agreement terminates in accordance with its terms.

                                         Dated: _______________________
                                         STOCKHOLDER


                                         By:  _________________________
                                         Signature

                                   EXHIBIT B-2
                                   -----------
                 FORM OF SELLER'S SHAREHOLDER'S VOTING AGREEMENT
                 -----------------------------------------------
                                VOTING AGREEMENT

     VOTING AGREEMENT (the "Agreement"), dated as of _____________, 2005, between [Stockholder's name] (the "Stockholder"), who is a stockholder of SunnComm International, Inc., a Nevada corporation (the "Seller") and MediaMax Technology Corporation, a Nevada corporation ("Buyer").

     WHEREAS, concurrently with the execution of this Agreement, the Seller, Buyer and a wholly-owned subsidiary of Buyer ("Sub") have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), providing for the merger (the "Merger") of Sub with and into the Seller pursuant to the terms and conditions of the Merger Agreement; and

     WHEREAS, the Stockholder owns of record and beneficially the number of shares of capital stock of Seller set forth beneath his signature below (the "Shares") and wishes to enter into this Agreement with respect to all of such Shares; and

     WHEREAS, in order to induce the Buyer to enter into the Merger Agreement, the Stockholder has agreed, upon the terms and subject to the conditions set forth herein, to vote the Shares and to deliver an irrevocable proxy to the Buyer to vote the Shares at a meeting of Seller's stockholders, in favor of the Seller Voting Proposals (as defined in the Merger Agreement) pursuant to the terms of the Merger Agreement.

     NOW  THEREFORE,   for  good  and  valuable   consideration,   the  receipt,
sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. Agreement to Vote Shares. The Stockholder agrees during the term of this Agreement to vote the Stockholder's Shares, in person or by proxy, in favor of the Seller Voting Proposals at every meeting of the stockholders of Seller at which such matters are considered and at every adjournment thereof. The Stockholder agrees to deliver to the Buyer upon request immediately prior to any vote contemplated by this section a proxy substantially in the form attached hereto as Annex A (a "Proxy"), which Proxy shall be irrevocable during the term of this Agreement to the extent permitted under Nevada law, and the Buyer agrees to vote the Shares subject to each such Proxy in favor of approval and adoption of the Merger Agreement and the Merger.

     2._______No Voting Trusts. The Stockholder agrees that the Stockholder will not, nor will the Stockholder permit any entity under the Stockholder's control to, deposit any of the Stockholder's Shares in a voting trust or subject any of its Shares to any arrangement with respect to the voting of the Shares inconsistent with this Agreement.

     3. Limitation on Dispositions and Proxies. During the term of this Agreement, the Stockholder agrees not to sell, assign, pledge, transfer or otherwise dispose of, or grant any proxies with respect to (except as contemplated by this Agreement) any of the Stockholder's Shares.

     4. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, the other party will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

     5. Term of Agreement; Termination. Subject to Section 9(e), the term of this Agreement shall commence on the date hereof and such term and this Agreement shall terminate upon the earliest to occur of (i) the Effective Time (as defined in the Merger Agreement), and (ii) the date on which the Merger Agreement is terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

     6. Representations and Warranties of the Stockholder. The Stockholder represents and warrants to the Buyer that, as of the date hereof, (a) the Stockholder has full legal power and authority to execute and deliver this Agreement and the Proxy, and (b) the Stockholder's Shares are free and clear of all proxies.

     7. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provisions hereof by such party.

     8. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by facsimile or like transmission (with confirmation) and on the next business day when sent by Federal Express, Express mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to the Buyer:

                           MediaMax Technology Corporation
                           668 N. 44th Street, Suite 233
                           Phoenix, AZ 85008
                           Attn: Chief Executive Officer
                           Telecopy: (602) 267-7400

         With a copy to:

                           The Feinberg Law Group, LLC
                           57 River Street, Suite 204
                           Wellesley, MA 02481
                           Attn: David H. Feinberg Telecopy: (781) 283-5776

         If to Stockholder:

                           [                         ]


         With a copy to:

                           MediaMax Technology Corporation
                           668 N. 44th Street, Suite 233
                           Phoenix, AZ 85008
                           Attn: Chief Executive Officer
                           Telecopy: (602) 267-7400

                           and

                           The Feinberg Law Group, LLC
                           57 River Street, Suite 204
                           Wellesley, MA 02481
                           Attn: David H. Feinberg Telecopy: (781) 283-5776


        9.        Miscellaneous.

     (f) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Nevada, without reference to its conflicts of law principles.

     (g) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provisions not held invalid or unenforceable and the application of such provisions to persons or circumstances other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

     (h) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     (i) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

     (j) The obligations of the Stockholder set forth in this Agreement shall not be effective or binding upon the Stockholder until after such time as the Merger Agreement is executed and delivered by the Seller, Buyer and Sub, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.




                            [Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                         MediaMax Technology Corporation



                                         By:___________________________
                                         Name:
                                         Title:



                                         STOCKHOLDER

                                         [                         ]



                                         By:  _______________________________
                                         Signature


                                         Shares:   ______________
                                                   ______________



                       Signature Page to Voting Agreement


                                                                       (ANNEX A)
                                      PROXY

     The undersigned, for consideration received, hereby appoints MediaMax Technology Corporation, a Nevada corporation (the "Buyer"), its proxy to vote all shares of capital stock owned by the undersigned which the undersigned is entitled to vote at any meeting of stockholders of SunnComm International, Inc., a Nevada corporation ("Seller"), and at any adjournment thereof, to be held for the purpose of voting upon the Seller Voting Proposals, as such term is defined in the Agreement and Plan of Merger, dated as of _________, 2005 (the "Merger Agreement"), by and among the Seller, Buyer and a wholly owned subsidiary of Buyer ("Sub"), providing for the merger (the "Merger") of Sub with and into the Seller FOR such proposals. This proxy is subject to the terms of the Voting Agreement dated as of ________, 2005 between the undersigned and the Buyer, a copy of such Agreement being attached hereto (the "Voting Agreement"), is coupled with an interest and revokes all prior proxies granted by the undersigned with respect to such shares, is irrevocable and shall terminate and be of no further force or effect automatically at such time as the Voting Agreement terminates in accordance with its terms.

                                         Dated:____________________________

                                         STOCKHOLDER


                                         By:________________________________
                                            Signature

Exhibit C

                                    EXHIBIT C

        FORM OF FIRST AMENDED AND RESTATED EXCLUSIVE MARKETING AGREEMENT
        ----------------------------------------------------------------
            FIRST AMENDED AND RESTATED EXCLUSIVE MARKETING AGREEMENT

     This  FIRST  AMENDED  AND  RESTATED  EXCLUSIVE   MARKETING  AGREEMENT  (the
"Agreement") is entered into as of the ___ day of __________, 2005 by and between SunnComm International, Inc., a Nevada corporation with a principal place of business at 668 North 44th Street, Suite 248, Phoenix, Arizona 85008 ("SunnComm") and MediaMax Technology Corporation, a Nevada corporation with a principal place of business at 668 North 44th Street, Suite 233, Phoenix, Arizona 85008 ("MM").

     WHEREAS, the parties hereto are parties to an Exclusive Marketing Agreement regarding the subject matter hereof dated February 2, 2004 (the "Original Agreement");

     WHEREAS, the parties have agreed to amend and restate the Original Agreement in its entirety as set forth herein, provided that this Agreement shall become effective only if certain events occur as set forth herein;

     WHEREAS,   SunnComm  has  created  certain   products  known  as  MediaMax,
MediaCloQ, and Perfect Placement, as more fully described herein, which are proprietary to SunnComm;

     WHEREAS, in furtherance of the marketing of SunnComm's products, SunnComm desires to engage MM to provide SunnComm with the marketing services described herein, and MM desires to provide such services to MM; and

     WHEREAS, the parties have executed an Agreement and Plan of Merger (the "Merger Agreement") on the date of this Agreement.

     NOW, THEREFORE, in consideration of their mutual promises set forth below and other valuable consideration, the parties agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

     (a) "Customers" shall mean those persons and entities who license one or more Products from SunnComm.

     (b) "Products" shall mean the object code version of the products described on Schedule A to this Agreement and any other products which at any time and from time to time after the date hereof SunnComm owns, develops or otherwise has the right to license in the manner provided herein, with all documentation provided with the products and any updates or enhancements to the products that SunnComm generally releases to its customers.

     (c) "Trademarks" shall mean the trademarks and service marks listed on Schedule B to this Agreement and any other names, designations, trademarks, and service marks used from time to time by SunnComm in connection with the Products.

     (d) Any other capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Merger Agreement.

2. Effectiveness. Except as provided in Paragraph 3.7(b)(iii), this Agreement shall become effective only upon the occurrence of one of the following events:

     (a) Upon the termination of the Merger Agreement by MM pursuant to Section 8.01(b), 8.01(e) or 8.01(h) of the Merger Agreement;

     (b) Upon the termination of the Merger Agreement by either party pursuant to Section 8.01(c) or 8.01(d) of the Merger Agreement; or

     (c) Upon the  termination of the Merger  Agreement by SunnComm  pursuant to
Section 8.01(g).

     Upon the occurrence of any the events set forth in (a), (b) or (c) above, this Agreement shall automatically become effective without any further action required on the part of either party hereto.

     Notwithstanding anything herein to the contrary, the terms, conditions, rights and obligations set forth in the Original Agreement shall continue in full force and effect until such time as this Agreement becomes effective, except that Paragraph 3.7(b)(iii) shall become effective as set forth therein.

3. Appointment; Licenses.

     3.1 Appointment. Subject to the terms and conditions of this Agreement, SunnComm hereby appoints MM, and MM hereby accepts such appointment and agrees to act, as the exclusive marketing representative of the Products throughout the world.

     3.2 Grant of License to MM. Subject to the terms and conditions of this Agreement, SunnComm hereby grants to MM, and MM hereby accepts, the following nontransferable licenses:

     (a) an exclusive, perpetual, worldwide license to promote and market the Products, including any and all modifications, corrections, improvements and enhancements of the Products and any materials and documentation provided for use in connection with the Products; and

     (b) a non-exclusive license to use the Products solely for the following purposes: (i) demonstrating the operation and capabilities of the Products to prospective Customers, and (ii) training MM's marketing and support personnel.

     3.3 Assignment of Trademarks; Grant of License to SunnComm.

     (a) SunnComm shall on the effective date of this Agreement (the date on which the entirety of this Agreement becomes effective pursuant to Section 2 hereof) assign to MM all of its right, title and interest in the Trademarks which had not been previously assigned to MM by way of an Assignment of Trademarks in the form attached hereto as Schedule C.

     (b) MM hereby grants to SunnComm a non-exclusive license to use the Trademarks solely in conjunction with SunnComm's licensing of the Products in compliance with this Agreement. SunnComm will not use the Trademarks or confusingly similar marks in connection with any goods or services other than as specified herein or as otherwise specified by MM. Specifications for use of the Trademarks may be provided by MM from time to time. All rights in the Trademarks, registrations of the Trademarks, applications for such registrations, and all goodwill associated therewith, shall remain at all times the sole property of MM, and all use of the Trademarks shall inure to the benefit of MM. SunnComm agrees to assist in the registration of the Trademarks in the name of MM, in renewal and maintenance of such registrations and in such recording of MM as a user of the Trademarks as MM may reasonably request. Any costs incurred by SunnComm and approved in advance by MM in connection with such registration, maintenance or recording shall be reimbursed by MM. SunnComm shall not register any Trademarks in its own name or permit any third party to register any Trademarks in such party's name. Whenever SunnComm uses the Trademarks in any manner, SunnComm shall clearly indicate MM's or its licensors' ownership thereof, as the case may be. Notwithstanding the foregoing, SunnComm's use of the Trademarks on or in connection with any advertising, marketing, instruction or other material not provided by MM or provided by MM in English and translated by SunnComm into any other language or languages shall be subject to the prior written approval of MM.

     3.4 Covenants and Duties of MM.

     (a) Promotion of Products. MM will use its best efforts to promote and maximize the licensing and use of the Products throughout the world. In furtherance of, but without limiting the generality of the foregoing, MM agrees to:

          (i) diligently seek out prospective licensees for the Products;

          (ii) diligently conduct demonstrations of Products;

          (iii) assist SunnComm in conducting trade shows and sales promotional campaigns;

          (iv) assist SunnComm in assessing customer-requested modifications and improvements to the Products;

          (v) distribute advertising and marketing literature supplied by SunnComm in accordance with Section 3.5(a) of this Agreement;

          (vi) in all correspondence or other dealings relating to or concerned with the Products, clearly indicate that it is acting as marketing representative and not as author or developer of the Products; and

          (vii) inform SunnComm promptly of any information received by MM which is likely to be of interest, use or benefit to SunnComm relating to marketing, support or development of the Products.

     (b) Sales Approach; Agreements with Customers. MM will in all cases be responsible for making the initial presentation of Products to Customers. MM and SunnComm will determine by mutual agreement when it is appropriate for SunnComm personnel to participate in sales opportunities. Notwithstanding the foregoing, however, negotiation of the terms and conditions under which Products are licensed to Customers shall be determined by MM; provided that SunnComm shall consent to such terms and conditions, such consent not to be unreasonably withheld or delayed, and that SunnComm shall be the party to any agreements with Customers (each, a "Customer Agreement"). In no event shall MM purport to, or represent itself as having the authority to, make commitments on behalf of SunnComm.

     (c) Other Products. MM agrees that, during the term of this Agreement, it will not market, distribute or recommend products that are competitive with the Products ("Competing Products") or work with any other company with respect to Competing Products.

     (d) Trial Licenses. MM shall not provide trial or evaluation copies of the Products to Customers or others without the prior written consent of SunnComm. All trial or evaluation copies of the Products authorized by SunnComm shall be provided in accordance with the terms of this Agreement, and shall be provided for no more than six months.

     (e) Sales Leads. SunnComm shall promptly advise MM in writing of any distribution leads or potential Customers of which it becomes aware. SunnComm shall not deal directly with such Customers except as expressly contemplated hereby.

     (f) No Solicitation. MM agrees that during the term of this Agreement and for one year after any expiration or termination of this Agreement, MM will not, directly or indirectly, recruit, solicit or induce (or attempt to do any of the foregoing), any specific employee or employees of SunnComm to terminate such employee's employment with, or otherwise cease their relationship with, SunnComm without the prior written consent of SunnComm.

     (g) Adverse Comments. MM agrees that during the term of this Agreement and thereafter, MM shall not comment in a negative fashion about SunnComm or any of the Products or services provided hereunder.

     3.5 Covenants and Duties of SunnComm.

     (a) Provision of Marketing Materials. SunnComm will provide to MM, at no cost to MM, copies of English language advertising and marketing materials generally released by SunnComm relating to the Products ("Marketing Materials") for distribution and use by MM in accordance herewith. MM may make and distribute a reasonable number of copies of the then-current versions of any Marketing Materials delivered to MM by SunnComm, provided that MM shall not use or distribute any Marketing Materials identified as rescinded by SunnComm. MM may translate the Marketing Materials into any other language or languages as necessary to effectively market the Products.

     (b) Provision of Products. Upon execution of this Agreement, SunnComm shall provide to MM one copy of each of the Products for use in accordance with this Agreement and shall provide to MM one copy of all additional Products at the time of development.

     (c) New Versions. SunnComm may from time to time and at its sole discretion release a new version (the "New Version") of any Product or Products, which new version shall supersede the prior version (a "Superseded Version"). In the event that SunnComm releases a New Version, SunnComm may cease to maintain or support the Superseded Version at any time after ninety (90) days following the release of the New Version. Upon notice to MM by SunnComm of the availability of the New Version, MM may not market the Superseded Version without the prior written approval of SunnComm.

     (d) Updates; New Products. SunnComm shall promptly provide MM with all updates, corrections, enhancements, and new versions (each, a "New Version," which supersedes a "Superseded Version") of the Products for purposes of exploitation pursuant to the terms of this Agreement. In the event any Products become part of a "bundle," are "displaced" by a similar product, are packaged with additional products such that such Product(s) are no longer offered as a separate product, are renamed, or are unbundled into separate products, such new or other products shall automatically be deemed to be Products covered by this Agreement. In the event that SunnComm releases a New Version, SunnComm may cease to maintain or support the Superseded Version at any time after ninety (90) days following the release of the New Version. Upon notice to MM by SunnComm of the availability of the New Version, MM may not market the Superseded Version without the prior written approval of SunnComm. All new products developed by SunnComm which are in any way related to the Products shall automatically be deemed "Products" hereunder without any further action by either party hereto.

     (e) Marketing Support. SunnComm will provide reasonable assistance to support MM's marketing efforts. Without limiting the generality of the foregoing, SunnComm will (i) attend sales calls and/or presentations with MM as reasonably requested by MM and agreed to by SunnComm in connection with the presentation of Products; (ii) provide reasonable support and aid in any response to a request for a proposal to which a response is prepared by MM involving one or more Products; (iii) provide reasonable support and assistance with any field trial of one or more Products; and (iv) keep MM reasonably informed of the status of significant product enhancements or new products.

     3.6 Installation, Training and Support. Upon reaching each Customer Agreement as set forth in section 3.4(b), SunnComm shall be responsible for installation of all Products, training of the Customer, maintenance of Products and systems used in connection with the products, and support for the Products. SunnComm shall deal directly with each Customer for purposes of providing and supporting the Products from and after the time a Customer Agreement is reached with each such Customer.

     3.7 Prices, Licensing Fees and Royalties.

     (a) Price. Each Customer Agreement shall provide for prices for Products as determined by SunnComm.

     (b) Licensing Fees and Royalties.

          (i) Initial License Fee. MM has previously paid to SunnComm an initial license fee in the amount of $2,030,000 pursuant to the Original Agreement.

          (ii) Additional License Fee. An additional initial license fee shall be paid on the date of effectiveness of this Agreement by way of issuance by MM to SunnComm of such number of shares of common stock of MM as shall result in SunnComm's ownership of 70% of the issued and outstanding capital stock of MM, calculated on a fully-diluted basis, post-issuance. SunnComm's ownership of MM shares shall include such number of shares as were previously owned by SunnComm and subsequently distributed out to SunnComm's shareholders.

          (iii) Minimum Monthly Royalty. Commencing upon the earlier of the date that MM raises new (after the date of execution of this Agreement) capital in an aggregate amount of not less than $1,000,000.00 or August 1, 2005, MM shall pay to SunnComm a minimum monthly royalty of One Hundred Thirty-Eight Thousand Dollars ($138,000) to be applied against current and future royalties owed to SunnComm, and a monthly administrative support fee of Twelve Thousand Dollars ($12,000). SunnComm shall pay an interest charge of five percent (5%) per annum, to be offset against royalties otherwise owed to SunnComm.

          (iv) Amount of Royalty Payments. MM shall pay royalties to SunnComm on all Product revenues and future developments thereto: 60% of gross licensing revenues realized by MM until MM's total gross licensing revenues with respect to such technology exceed $3.6 million, and 50% of gross licensing revenues thereafter.

     (c) Payment. Each Customer Agreement shall provide for payment by the Customer to MM. MM shall be responsible for collection of all fees from Customers. MM shall remit royalties due to SunnComm on a quarterly basis, within thirty (30) days after the end of each calendar quarter, with a detailed accounting of the calculation of the amount remitted.

     3.8 Records, Right to Audit.

     (a) MM Reports. MM shall report to SunnComm the following information:

          (i) within ten (10) days after the end of each calendar quarter, a list of all Products licensed to Customers during the preceding quarter;

          (ii) on a quarterly basis, a rolling forecast of orders for each Product; and

          (iii) such other information relating to the marketing of the Products as SunnComm shall reasonably request from time to time.

     (b) Business Records; Right to Audit and Copy. During the term of this Agreement and for a period of two (2) years thereafter, MM shall maintain accurate records relating to MM's performance of its obligations under this Agreement ("Business Records"). During the Term and for a period of two (2) years thereafter, SunnComm or its designee shall have the right, at its own expense and under reasonable conditions of time and place, to from time to time audit the Business Records. In the event of judicial or governmental order or decree, MM shall immediately make copies of the Business Records available to SunnComm either at MM's principal place of business or by forwarding such copies to SunnComm, as instructed by SunnComm.

     3.9 Source Code Escrow. On or within five (5) business days after the date of effectiveness of this Agreement, SunnComm shall deposit the source code for the Products and any associated documentation, and all up-dates thereto ("Source Code") with an escrow agent agreed upon by the parties (the "Escrow Agent") and on the date of effectiveness of this Agreement shall execute and deliver a Source Code Escrow Agreement substantially in the form of Schedule D attached hereto. The Source Code shall be released from escrow upon the occurrence of any one of the following events: (a) SunnComm making an assignment for the benefit of its creditors; (b) the filing for relief by SunnComm of its creditors under any voluntary or involuntary bankruptcy or insolvency law relating to the reorganization of SunnComm's assets or the appointment of a trustee or receiver for SunnComm's property; (c) the cessation of operations, liquidation or dissolution of SunnComm; or (d) termination of this Agreement by MM pursuant to
Section 9 hereof. SunnComm hereby agrees to pay the Escrow Agent's fees for Source Code deposited pursuant to this Section 3.9. Once Source Code is deposited with the Escrow Agent, the deposit shall be updated by SunnComm no less than quarterly with the current version of the Source Code.

     3.10 Assignment of Revenues. In consideration of the mutual covenants contained herein, SunnComm hereby assigns to MM, in perpetuity, all revenues derived from the following:

     (a) that certain Copy Protection Agreement dated May 30, 2003, by and between SunnComm, as Licensor, and BMG Music, as Licensee; and

     (b) that certain Technology License Agreement dated December 2, 2003, by and between SunnComm, as Licensor and Sonopress, L.L.C., as Licensee; and

     (c) that certain Software Licensing Agreement dated January 12, 2004, by and between SunnComm, as Licensor and Immediatek, Inc. as Licensee.

4. Previous Agreement Superseded. Upon effectiveness, this Agreement shall amend and restate in its entirety the Exclusive Marketing Agreement dated February 2, 2004 between the parties hereto, which shall be superseded hereby.

5. Confidentiality; Publicity.

     5.1  Confidential  Information.  The  confidentiality  provisions  of  this
Section 5 shall apply to all confidential and proprietary information disclosed by the parties to each other orally or in writing, including information disclosed prior to the date hereof, with respect to their respective businesses, operations and proprietary technologies ("Confidential Information"); provided, however, that for purposes of this Agreement, Confidential Information shall be deemed not to include information which at the time of disclosure or thereafter
(a) is generally available to the public (other than as a result of a disclosure by the receiving party), (b) is available to the receiving party on a nonconfidential basis from a source other than the disclosing party, provided such source is not and was not bound by a confidentiality agreement with the disclosing party or otherwise prohibited from transmitting such information to the receiving party by a contractual, legal or fiduciary obligation, (c) has been independently developed by the receiving party, as evidenced by its written records, or (d) which at the time of disclosure, and with respect to such disclosure only, is required to be disclosed pursuant to a requirement of law.

     5.2 Nondisclosure. Each party agrees, in addition to all the other protections provided in this Agreement, to limit disclosure of competitively sensitive information to those members of its senior management team and those Representatives (as hereinafter defined) whose evaluation or knowledge of such information is reasonably required with respect to the potential business transaction(s). MM and SunnComm mutually agree to hold each other's Confidential Information in strict confidence, to use it only for the purpose of pursuing a potential business transaction between them, and not to disclose such Confidential Information to any third party, except as provided herein, and to use its best efforts to protect such Confidential Information. MM and SunnComm may disclose each other's Confidential Information to their respective employees, accountants, financial advisors, outside counsel and other representatives with a bona fide need to know (collectively, "Representatives"), provided that prior to disclosing Confidential Information or any information described in Section 5.3 below to a Representative, MM or SunnComm, as the case may be, shall inform such Representative of the requirements of this Agreement and obtain from such Representative his or her agreement to be bound thereby.

     5.3 Nondisclosure of Negotiations. Without the prior written consent of the other party, and subject to Section 5.4 below, MM and SunnComm will not, and will direct their respective Representatives not to, disclose to any third party (other than a Representative in accordance with Section 5.2 above or to potential investors in MM or SunnComm in connection with an offering of securities of such company) either the fact that any investigations, discussions or negotiations are taking place concerning a potential business transaction between them, or that each of them has requested or received information from the other party, or any of the terms, conditions or other facts with respect to any such potential business transaction, including the status thereof.

     5.4 Required Disclosures. If MM or SunnComm or any of their respective Representatives is required by law to disclose any of the other party's Confidential Information or any of the terms, conditions or other facts with respect to the potential business transaction between MM and SunnComm, the party required to make such disclosure will promptly notify the other party of such requirement prior to making the disclosure. MM and SunnComm will then confer and use reasonable, good faith efforts to agree on a form and terms of disclosure reasonably acceptable to both MM and SunnComm in light of the circumstances under which the disclosure is required to be made, provided that if following such notice and conferring MM and SunnComm are unable to agree on a mutually acceptable form and terms of disclosure, then the party making the disclosure shall have no liability to the other party to the extent such disclosure is required by law provided such party makes reasonable efforts to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the other party's Confidential Information by the tribunal requiring disclosure.

     5.5 No Representations. MM and SunnComm understand and acknowledge that neither party is making any representations or warranties, express or implied, as to the accuracy or completeness of the Confidential Information, and neither MM, SunnComm nor the officers, directors, employees, stockholders, owners, affiliates or agents of either will have any liability to the party receiving Confidential Information resulting from such party's use of or reliance on the Confidential Information. Only those representations or warranties that are made in a definitive agreement between MM and SunnComm when, as, and if it is executed, and subject to such limitations and restrictions as may be specified in such agreement, will have any legal effect.

     5.6 Return or Destroy. Upon the written request of the other party, MM or SunnComm, as the case may be, shall return to the disclosing party, within ten days, all Confidential Information and all copies thereof if in written or other tangible form. Where impractical to return copies, such copies shall be destroyed. Within such ten-day period, if requested by the disclosing party, an affidavit of the receiving party, duly sworn by an officer of such party, shall be delivered to the disclosing party attesting to the return and destruction of all Confidential Information.

     5.7 Publicity. Neither MM nor SunnComm shall, except with the prior written consent of the other party hereto, make any public announcement regarding the execution of this Agreement or make use of or mention of SunnComm or MM's or any of their respective clients' name, logo, or other trademarks, including, but not limited to, in any press release, marketing materials, website, or any other communications written or otherwise.

6. SunnComm Warranties. SunnComm represents and warrants to MM that:

     (a) Rights. SunnComm has the right to enter into this Agreement and grant to MM the rights granted herein.

     (b) Non-Infringement. SunnComm warrants that the Products, as delivered by SunnComm, do not infringe on any copyright, patent, or trade secret, and that SunnComm possesses full and sufficient right to license the use of the Products under this Agreement.

     (c) Limited Warranty. For a period of thirty (30) days from the date of delivery to the Customer the Products will perform substantially in accordance with the functional specifications set forth in the documentation provided with such Products. SunnComm's entire liability and the Customer's sole remedy under this warranty shall be to require SunnComm to use reasonable efforts to repair or replace the nonconforming Product. Any replacement Products will be warranted for the remainder of the original warranty period or thirty (30) days from the date of receipt by the Customer, whichever is longer. SunnComm shall have no obligation under this limited warranty unless a claim for breach of warranty is made within ten (10) days after the end of the applicable warranty period.

7. Limitation of Liability.

     In no event shall MM be liable for special, incidental, consequential or punitive damages, including, without limitation, any damages resulting from loss of data, loss of profits, loss of business or loss of goodwill arising out of or in connection with this Agreement or the performance of the Products, whether or not SunnComm or its licensors has been advised of the possibility of such damages.

8. Indemnification.

     8.1 Indemnification by MM. MM shall indemnify and hold harmless SunnComm and its officers, directors, employees and agents, from and against any and all claims, demands, liabilities, losses, costs and expenses (including reasonable attorneys fees and any fees of consulting professionals) of any kind whatsoever levied against or incurred by SunnComm, its officers, directors, employees or agents, arising directly or indirectly out of conduct of MM outside the scope of this Agreement or MM's failure to perform any of its obligations under this Agreement.

     8.2 Indemnification by SunnComm. SunnComm shall indemnify and hold harmless MM and its officers, managers, members, employees and agents, from and against any and all claims, demands, liabilities, losses, costs and expenses (including reasonable attorneys fees and any fees of consulting professionals) of any kind whatsoever levied against or incurred by MM, its officers, directors, employees or agents, arising directly or indirectly out of conduct of SunnComm outside the scope of this Agreement or SunnComm's failure to perform any of its obligations under this Agreement.

     8.3 Infringement Indemnity. Each party hereto shall immediately notify the other party of any infringements of rights in the Products which come to their attention. SunnComm shall defend or, at its option, settle, any claim, action or proceeding brought against MM that any Product infringes any United States patent, copyright or trade secret, and shall indemnify MM against all damages and costs finally awarded against MM in any such action or proceeding which results from any such claim. SunnComm shall have no liability under this Section
8.3 unless MM (a) promptly notifies SunnComm in writing of the claim, action or proceeding, (b) gives SunnComm full authority, information and assistance to defend such claim, action or proceeding, and (c) gives SunnComm sole control of the defense and settlement of such claim, action or proceeding and all negotiations relating thereto. MM retains the right to be present and represented by counsel, at its own expense, at all times during the litigation and/or other discussions related to the proceedings. If a Product or any part thereof becomes, or in SunnComm's opinion is likely to become, the subject of a valid claim of infringement or the like under any United States patent, copyright or trade secret law, SunnComm shall have the right, at its option and expense, either to obtain a license permitting the continued use of the Product or such part, to replace or modify it so that it becomes non-infringing, or to terminate the license granted herein to market the Product. SunnComm shall have no liability hereunder for any costs incurred or settlement entered into without its prior written consent. SunnComm shall have no liability hereunder with respect to any claim based upon (a) the combination of the Product with other products not furnished by SunnComm or (b) any addition or modification to the Product by any person or entity other than SunnComm.

9. Term and Termination.

     9.1 Term. Except for Section 3.7(b)(iii), which shall become effective as set forth in said Section, the term and effectiveness of this Agreement shall commence upon occurrence of any the events described in Section 2(a), 2(b) or 2(c) hereof and shall continue in perpetuity, unless earlier terminated in accordance with this Section 9 (the "Term") (and the parties hereby acknowledge that the following termination provisions apply only from and after the date of effectiveness of this Agreement).

     9.2 Termination for Default. Either party may, at its option, terminate this Agreement effective upon notice to the other party if the other party has materially breached any provision of this Agreement and has failed to cure the breach within thirty (30) days of notice of the breach, unless such breach is a breach of Section 5 hereof, in which case termination shall be immediate if the breach can not be cured. Notwithstanding the foregoing, if either party shall fail to fulfill any of its material obligations hereunder and the other party has previously sent two notifications to such party pursuant to this Section 9.2 of a failure to fulfill the same or similar obligations, the other party may, despite any remedy or cure of such breaches in the past by the defaulting party, terminate this Agreement by giving written notice of termination to the defaulting party, effective immediately upon its sending. In the event of such termination by MM due to SunnComm's default, MM shall be entitled to an immediate refund of all license fees paid hereunder.

     9.3 Termination for Insolvency. SunnComm may terminate this Agreement upon written notice to MM if MM is liquidated or dissolved, or becomes insolvent, or suffers a receiver, administrator or trustee to be appointed for it or any of its undertakings or assets, or is deemed to be unable to pay its debts or shall cease to carry on business, or makes a general assignment for the benefit of its creditors or institutes or has instituted against it any proceeding under any law relating to bankruptcy or insolvency or the reorganization or relief of debtors.

     9.4 Effect of Termination. Upon termination of this Agreement for any reason, MM shall immediately cease (i) marketing the Products, and (ii) using the Marketing Materials.

     9.5 Effect of Termination on Customers. Any termination of this Agreement shall not affect any Customer Agreement, as long as the Customer is not in breach of such Agreement.

     9.6 Return of Promotional Material and Confidential Information. Within five days after expiration or termination of this Agreement, MM shall promptly
(i) submit to SunnComm a report including the information described in Section 3.8(a) of this Agreement for the period from the date of the last such report through the date of expiration or termination, (ii) return to SunnComm all copies of any Products, Confidential Information and Marketing Materials, (iii) to the extent any such Products, Confidential Information or Marketing Material can not be returned to SunnComm, erase or destroy all copies of such Products, Confidential Information and Marketing materials under MM's control, including all copies that are fixed or running in machines controlled by MM, and (iv) have an authorized representative of MM certify in writing to SunnComm that MM has complied with the requirements of this paragraph.

10. Dispute Resolution.

     10.1 Matters Covered. Any dispute, controversy or claim between the parties arising out of this Agreement, including any dispute as to the existence, construction, validity, interpretation, enforceability or breach of this Agreement (the "Dispute"), shall be exclusively and finally resolved as set forth hereafter.

     10.2 Meeting; Mediation. In the event of any such Dispute, a meeting (the "Meeting") shall be held in Phoenix, Arizona promptly between the parties, attended by individuals with decision-making authority regarding the Dispute to attempt in good faith to negotiate a resolution of the Dispute. If within thirty
(30) days after such Meeting the parties have not succeeded in resolving the Dispute, then the parties shall initiate non-binding mediation proceedings and submit the Dispute to a mutually acceptable third-party mediator in Phoenix,

Arizona who is acquainted with dispute resolution methods. The parties will participate in good faith in the mediation and the mediation process. The mediation process shall be completed within sixty (60) days after the date of the Meeting.

     10.3 Arbitration. If the Dispute is not resolved by mediation, then either party may initiate a binding arbitration action conducted in accordance with the Commercial Arbitration Rules (the "Rules") of the American Arbitration
Association ("AAA"). The parties shall attempt to select a single neutral arbitrator to hear the Dispute. Such arbitrator need not be affiliated with the AAA. If the parties fail to agree on a single neutral arbitrator within ten (10) days of the filing of the demand for arbitration, then three neutral arbitrators shall be appointed in accordance with the Rules. The arbitration award shall be in writing and shall specify the factual and legal basis for the award. The arbitration shall be conducted in Phoenix, Arizona, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Neither party shall be entitled to seek or recover punitive damages in considering or fixing any award under these proceedings.

     10.4 Costs. The costs of the mediation and arbitration, including any mediator's fees, AAA administration fee, the arbitrator's fee, and costs for the use of facilities during the hearings, shall be borne equally by the parties. Attorneys' fees may be awarded to the prevailing or most prevailing party at the discretion of the arbitrator(s).

     10.5  Other.   Any  dispute   relating  to  or  in   connection   with  the
enforceability of these dispute resolution provisions shall be brought only in a court in Phoenix, Arizona for that purpose.

11. General.

     11.1 Independent Contractors. The relationship of SunnComm and MM shall be that of independent contractors and not employees, agents, joint venturers or partners. MM shall be solely responsible to determine the method, details and means of performing its services hereunder. MM assumes full and sole responsibility for the payment of all compensation and expenses of its employees and for all of their state and federal income tax, unemployment insurance, Social Security and other applicable employee withholdings. MM shall not hold itself out as an agent of SunnComm nor shall MM contract or otherwise make any commitments to any third party on SunnComm's behalf without SunnComm's prior consent.

     11.2 Entire Agreement. This Agreement (including any and all attachments hereto), constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof, supersedes all prior oral and written communications between the parties with respect to the subject matter hereof, and may be amended, modified or changed only in writing when signed by both parties.

     11.3 Assignment. This Agreement may be assigned in whole or in part by MM pursuant to any merger, consolidation or other reorganization involving MM, without the consent of SunnComm. SunnComm may not assign or transfer this Agreement, in whole or in part, without the prior express written consent of MM. Agreement shall be binding upon, and shall inure to the benefit of, SunnComm and MM and each of their legal representatives, successors and permitted assigns.

     11.4 Waiver; Consent. No term of this Agreement will be deemed waived, and no breach of this Agreement excused, unless the waiver or consent is in writing signed by the party granting such waiver or consent.

     11.5 Governing Law. This Agreement, its construction and enforcement shall be governed by the laws of the State of Nevada, without giving effect to conflict of law principles.

     11.6 Severability. If any term or provision of this Agreement shall be found by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable, the same shall not affect the other provisions hereof or the whole of this Agreement, but such terms or provisions shall be deemed modified to the extent necessary in the court's opinion to render such terms or provisions enforceable, and the rights and obligations of the parties shall be construed and enforced accordingly, preserving to the fullest permissible extent the intent and agreements of the parties herein set forth.

     11.7 Force Majeure. Neither party shall be liable to the other for any failure or delay in performance of its obligations hereunder on account of terrorist attacks, strikes, shortages, riots, insurrections, fires, floods, storms, explosions, earthquakes, acts of God, war, governmental action or any other cause which is beyond the reasonable control of such party.

     11.8 Notices. All notices, requests and other communications permitted or required under this Agreement must be in writing, and shall deemed to have been given if faxed (with transmission acknowledgement received), delivered personally or by overnight courier service, sent by electronic mail or mailed by certified or registered mail (return receipt requested) as follows:

         To SunnComm:               SunnComm International, Inc.
                                    668 North 44th Street, Suite 248
                                    Phoenix, Arizona 85008
                                    Facsimile: (602)267-7400
                                    Email: peter@sunncomm.com
                                    Attention:  Mr. Peter Jacobs

         With a copy to:            Wees Law Firm, L.L.C.
                                    411 N. Central Ave. Suite 520
                                    Phoenix, AZ 85004
                                    Facsimile:  (602) 288-1692
                                    Email:  jwees@azlitigation.com
                                    Attention:  James F. Wees

         To MM: MediaMax Technology Corporation 668 North 44th Street, Suite 233 Phoenix, Arizona 85008
                                    Facsimile:
                                    Email:
                                    Attention:

         With a copy to:            The Feinberg Law Group, LLC
                                    57 River Street, Suite 304
                                    Wellesley, MA 02481
                                    Facsimile: 781-283-5776
                                    Email: dfeinberg@feinberglawgroup.com
                                    Attention: David H. Feinberg, Esq.

or to such other address, fax number or electronic mail address of which any party may notify the other parties as provided above. Notices shall be deemed given as of the date of any fax transmission acknowledgement, upon personal delivery or delivery by overnight courier service, receipt of any reply e-mail confirming delivery of such e-mail or five days after deposit of any certified or registered letter in the mail.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


SUNNCOMM INTERNATIONAL, INC.                    MEDIAMAX TECHNOLOGY CORPORATION


By ______________________________               By___________________________
     Name:                                          Name:
     Title:                                         Title:












































        Signature Page to First Amended and Restated Marketing Agreement

                                   SCHEDULE A
                             Description of Products



MediaMax CD and DVD copy management, content protection and enhancement technology. This technology provides an alternative, authorized process to play, move and share songs from music CDs in a legally approved and controlled process. It provides a compromise solution that delivers limited rights and enhanced features to CD buyers without allowing freedom to steal content from the artist, producer, or record label.

MediaCloq CD and DVD technology allowing personal copies while inhibiting unauthorized duplication of digital content

Perfect Placement is a product / service offering available through the MediaMax interface. It is a centrally-served direct response marketing environment which provides a mechanism for the record labels and artists to advertise their back catalogs, merchandise, web sites and take advantage of cross-promotional opportunities. Perfect Placement also allows record labels to generate third party ad revenue based on targeted advertising and sponsorships available through the MediaMax CD.

Other products currently under development are: MediaMax for DVDs, MediaMax in a standalone computer for Mastering Studios, MediaMax used in conjunction with a Music Kiosk that creates "protected CDs", MediaMax for CD+G (Karaoke CDs), MediaMax customized for confidential corporate audio/video content on CDs & DVDs.

                                   SCHEDULE B
                                   Trademarks


MEDAMAX (assigned to MM on 3/16/05) MEDIAMAX TECHNOLOGY (assigned to MM on 3/16/05) MEDIAMAX TECHNOLOGIES (assigned to MM on 3/16/05) MEDIAMAX CD3 PLAY IT LOUD, PLAY IT LEGAL PLAY MOVE SHARE SECURE BURN ON-THE-FLY TECHNOLOGY CD-V PROMOPLAY TUNESHARE MUSICMAIL STUDIOMAX CD-3 TECHNOLOGY EXPANDED EXPERIENCE DIGITAL CONTENT CLOAKING DC2 MEDIACLOQ SUNNCOMM

                                   SCHEDULE C
                            Assignment of Trademarks

           Assignment of TRADEMARKS AND Pending Trademark ApplicationS

         WHEREAS, SunnComm International, Inc., a Nevada corporation having its principal offices at 668 North 44th Street, Suite 248, Phoenix, Arizona 85008 , has adopted, used, is using and is the owner of the following trademarks for which applications either have not been filed or are now pending in the United States Patent and Trademark Office, as indicated below:

         Serial No.            Date of Filing       Trademark
         ----------------------------------------------------------------------
             78567444            2/15/05          MEDIAMAX CD3
             78567439            2/15/05          PLAY IT LOUD, PLAY IT LEGAL
             78567436            2/15/05          PLAY MOVE SHARE
             78323443            11/5/03          SECURE BURN
             78442503            6/28/04          ON-THE-FLY TECHNOLOGY
             78389250            3/23/04          CD-V
             76384380            3/18/02          PROMOPLAY
             N/A                 N/A              TUNESHARE
             N/A                 N/A              MUSICMAIL
             N/A                 N/A              STUDIOMAX
             N/A                 N/A              CD-3 TECHNOLOGY
             N/A                 N/A              EXPANDED EXPERIENCE
             N/A                 N/A              DIGITAL CONTENT CLOAKING
             N/A                 N/A              DC2
             N/A                 N/A              MEDIACLOQ
             N/A                 N/A              SUNNCOMM

     WHEREAS, MediaMax Technology Corporation, a Nevada corporation, has entered into an agreement with SunnComm International, Inc. pursuant to which said trademarks and pending applications are to be assigned to MediaMax Technology Corporation

     NOW, THEREFORE, in consideration of the sum of one dollar and other good and valuable consideration, the receipt of which is hereby acknowledged, SunnComm International, Inc., hereby assigns to MediaMax Technology Corporation all right, title and interest in the United States in and to said trademarks and said applications therefor (where applicable), together with the goodwill of the business symbolized by said trademarks and the applications to register said trademarks (where applicable).

     Signed at Phoenix, Arizona, this ________ day of _____________, 2005.

                                         SUNNCOMM INTERNATIONAL, INC.

                                         By:
                                           ---------------------------------
                                            Print Name and Title:

---------------------------------------
State of Arizona                        )
County of                               )   ss.
--------------------------------------- )


     On this _______ day of _______, 2005, personally appeared _________________, to me known and known to me to be _____________ of SunnComm International, Inc., the assignor above named, and acknowledged that he executed the foregoing Assignment on behalf of the corporation pursuant to authority duly received.

Notary Public

                                   SCHEDULE D
                          Source Code Escrow Agreement

     This Source Code Escrow Agreement, dated as of _________, 2005, by and among [ ] ("Escrow Agent") located at [ ]; MediaMax Technology Corporation, a Nevada corporation corporation with a principal place of business at 668 North 44th Street, Suite 233, Phoenix, Arizona 85008 ("Beneficiary"), and SunnComm International, Inc., a Nevada corporation with a principal place of business at 668 North 44th Street, Suite 248, Phoenix, Arizona 85008 (the "Depositor").

                                    RECITALS:

A. Pursuant to a Marketing Agreement dated February 2, 2004, or a First Amended and Restated Exclusive Marketing Agreement dated [ ] (the "Amended Agreement") (whichever such agreement is in effect, the "License Agreement"), Depositor has licensed to Beneficiary the marketing rights to certain proprietary technology in object code form as described in the License Agreement (the "Technology").

B. Depositor desires to ensure the availability to Beneficiary of the source code and all necessary proprietary information related to the Technology (the "Source Material") in the event any of the conditions set forth in Section 3 of this Agreement should occur.

C. The Source Material is the proprietary and confidential information of Depositor, and Depositor desires to protect such ownership and confidentiality.

                                   AGREEMENT:

1.  Delivery of Source  Material to Escrow  Agent.  Depositor  shall  deliver to
Escrow Agent a parcel (the "Parcel") sealed by Depositor, which Depositor represents and warrants is the Source Material. At the time of the initial delivery to Escrow Agent and any supplementary deliveries to Escrow Agent Depositor shall also supply a fully executed description of the deposit in the form attached hereto as Annex A-1.

2. Acknowledgment of Receipt by Escrow Agent. Escrow Agent shall promptly acknowledge to Beneficiary and Depositor, in writing, the receipt of the Parcel and of any supplements to the Source Material which are added to the Parcel. Escrow Agent will provide an account status report to the Beneficiary and Depositor on a semi-annual basis.

3. Terms and Conditions of the Source Material Escrow. The Parcel shall be held by Escrow Agent upon the following terms and conditions:

     (a) In the event that Escrow Agent is notified by Beneficiary that any one or more of the events described in Section 3.9 of the Amended Agreement has occurred and is continuing and that Beneficiary has given Depositor written notice of such event (the "Release Condition"), Escrow Agent shall immediately notify Depositor of its receipt of the Beneficiary's notice and shall provide a copy of such notice to Depositor promptly thereafter.

     (b) If Escrow Agent does not receive Contrary Instructions from Depositor, as defined below, within thirty (30) days of the giving of such notice to Depositor, Escrow Agent shall deliver a copy of the Source Material to the Beneficiary demanding delivery within sixty (60) days after the date of the Beneficiary's original notice to Escrow Agent. "Contrary Instructions" for the purposes of this Section 3 shall mean the filing of a notice with Escrow Agent by Depositor, with a copy to the Beneficiary demanding delivery, stating that the Release Condition has not occurred or has been cured.

     (c) If Escrow Agent does receive Contrary Instructions from Depositor within thirty (30) days of the giving of such notice to Depositor, Escrow Agent shall not deliver a copy of the Source Material to the Beneficiary, but shall continue to store the Parcel until: (1) otherwise directed by the Depositor and Beneficiary jointly, (2) Escrow Agent has received notice of the resolution of the dispute by a court of competent jurisdiction, or (3) Escrow Agent has deposited the Parcel with a trustee selected by a court of competent jurisdiction for the purpose of determination of its obligations under this Agreement.

     (d) Upon receipt of Contrary Instructions from Depositor, Escrow Agent shall have the absolute right, at Escrow Agent's election to file an action in interpleader requiring the Depositor and Beneficiary to answer and litigate their several claims and rights among themselves. Escrow Agent is hereby authorized to comply with the applicable interpleader statutes of the State of Nevada in this regard.

4. Term of Agreement. This Agreement shall remain in effect for so long as either License Agreement is in effect.

5. Compensation of Escrow Agent. Depositor agrees to pay Escrow Agent reasonable compensation for the services to be rendered hereunder, in accordance with Escrow Agent's then current schedule of fees, and will pay or reimburse Escrow Agent upon request for all reasonable expenses, disbursements and advances, including duplication charges and reasonable attorneys' fees, incurred or made by it in connection with carrying out its duties hereunder.

6. Limitation of Duties of Escrow Agent. Escrow Agent undertakes to perform only such duties as are expressly set forth herein. Escrow Agent has no knowledge of, and makes no representations with respect to, the contents or substance of the Parcel, the Technology or the Source Material.

7. Limitation of Liability of Escrow Agent. Escrow Agent may rely on and shall sustain no liability as a result of acting or refraining from acting upon any written notice, instruction or request furnished to Escrow Agent hereunder which is reasonably believed by Escrow Agent to be genuine and to have been signed or presented by a person reasonably believed by Escrow Agent to be authorized to act on behalf of the relevant party hereto. Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement. Escrow Agent may consult with counsel of its own choice, and shall have full and complete authorization and protection for any action taken or suffered by it hereunder, in good faith and in accordance with the opinion of such counsel.

8. Indemnification of Escrow Agent. Depositor and Beneficiary shall jointly and severally indemnify, defend, and hold harmless Escrow Agent and its agents and employees (collectively, "Escrow Agent") from any and all claims, demands, liability, costs and expenses (including attorneys' fees) incurred by Escrow Agent directly or indirectly arising from or relating to the Source Material and/or Escrow Agent's performance of its duties under this Agreement.

9. Record Keeping and Inspection of Source Material. Escrow Agent shall maintain complete written records of all materials deposited by Depositor pursuant to this Agreement. During the term of this Agreement, Depositor shall be entitled at reasonable times during normal business hours and upon reasonable notice to Escrow Agent to inspect the records of Escrow Agent maintained pursuant to this Agreement and to inspect the facilities of Escrow Agent and the physical condition of the Source Material.

10. Technical Verification. Beneficiary reserves the option to request Escrow Agent to verify the Source Material for completeness and accuracy. Escrow Agent may elect to perform the verification at its site or at the Depositor's site. Depositor agrees to cooperate with Escrow Agent in the verification process by providing its facilities and computer systems and by permitting Escrow Agent and at least one employee of Beneficiary to be present during the verification of Source Material.

11. Restriction on Access to Source Material. Except as required to carry out its duties hereunder, Escrow Agent shall not permit any Escrow Agent employee, Beneficiary or any other person access to the Source Material, unless consented to in writing by Depositor. Escrow Agent shall use its best efforts to avoid unauthorized access to Source Material by its employees or any other person.

12. Updates of the Source Material.

     (a) Depositor shall provide promptly as developed from time to time, supplements of the Source Material, which shall include modifications, updates, new releases and documentation.

     (b) A representative of Escrow Agent shall add such supplements into the Parcel containing the Source Material without removing the Source Material.

     (c) Depositor shall send to Escrow Agent a duplicate of the Source Material within three (3) days after receiving written notice from Escrow Agent that the Source Material has been destroyed or damaged.

     (d) All supplements to Source Material and duplicate Source Material shall be subject to the terms and provisions of this Agreement.

13. Bankruptcy. Depositor and Beneficiary acknowledge that this Agreement is an "agreement supplementary to" the License Agreement as provided in Section 365
(n) of Title 11, United States Code (the "Bankruptcy Code"). Depositor acknowledges that if Depositor, as a debtor in possession or a trustee in Bankruptcy in a case under the Bankruptcy Code, rejects the License Agreement or this Agreement, Beneficiary may elect to retain its rights under the License Agreement and this Agreement as provided in Section 365 (n) of the Bankruptcy Code. Upon written request of Beneficiary to Depositor or the Bankruptcy Trustee, Depositor or such Bankruptcy Trustee shall not interfere with the rights of Beneficiary as provided in the License Agreement and this Agreement, including the right to obtain the Source Material from Escrow Agent.

14. Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given on the date notice is served personally or sent via facsimile with confirming transmittal report, one business day after the date if sent by overnight courier, or five (5) days after the date of mailing if sent registered mail, postage prepaid, return receipt requested, and addressed as follows or to such other address or facsimile number as either party may, from time to time, designate in a written notice given in like manner:

To Depositor:              SunnComm International, Inc.
                           668 North 44th Street, Suite 248
                           Phoenix, Arizona 85008
                           Facsimile: 602-267-7400

To Beneficiary:             MediaMax Technology Corporation
                           668 North 44th Street, Suite 233
                           Phoenix, Arizona 85008
                           Facsimile: 602-267-7400

To Escrow Agent:           [                         ]

15. Miscellaneous Provisions.

     (a) Waiver. Any term of this Agreement may be waived by the party entitled to the benefits thereof, provided that any such waiver must be in writing and signed by the party against whom the enforcement of the waiver is sought. No waiver of any condition, or of the breach of any provision of this Agreement, in any one or more instances, shall be deemed to be a further or continuing waiver of such condition or breach. Delay or failure to exercise any right or remedy shall not be deemed the waiver of that right or remedy.

     (b) Modification or Amendment. Any modification or amendment of any provision of this Agreement must be in writing, signed by the parties hereto and dated subsequent to the date hereof.

     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

     (d) Headings; Severability. The headings appearing at the beginning of the sections contained in this Agreement have been inserted for identification and reference purposes only and shall not be used to determine the construction or interpretation of this Agreement. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     (e) Further Assurances. The parties agree to perform all acts and execute all supplementary instruments or documents which may be reasonably necessary to carry out the provisions of this Agreement.

     (f) Entire Agreement. This Agreement, including the attachments hereto, contains the entire understanding between the parties and supersedes all previous communications, representations and contracts, oral or written, between the parties, with respect to the subject matter hereof. It is agreed and understood that this document and agreement shall be the whole and only agreement between the parties hereto, with regard to these escrow instructions and the obligations of Escrow Agent herein, in connection with this Agreement, and shall supersede and cancel any prior instructions. Escrow Agent is specifically directed to follow these instructions only and Escrow Agent shall have no responsibility to follow the terms of any prior agreements or understandings.
















               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       MediaMax Technology Corporation
                                       (Beneficiary)


                                       By:
                                         -------------------------------------

                                         Print Name and Title:




                                       SunnComm International, Inc. (Depositor)


                                       By:
                                         -------------------------------------

                                         Print Name and Title:




                                       [                        ] (Escrow Agent)


                                       By:
                                         -------------------------------------

                                         Print Name and Title:

                                    ANNEX A-1

                             DESCRIPTION OF DEPOSIT

Below is a description of the deposit and the acknowledgment that the deposit arrived at Escrow Agent in good order. It is completed by the Depositor and visually inspected by Escrow Agent. A copy of this form will be shared with Beneficiary. (As multiple deposits are made please make copies of this form and number them appropriately. For example, the initial deposit will be Annex "A-1," the next "A-2" and so on.)

1. Source Material Deposit

Product Name and Description:
Version:

2. Type of Media

     -there can  be  more  than  one  type  (e.g.,  diskette,  tape,  hard  copy materials, etc.)
     -please include the quantity of type (i.e. two (2) diskettes)

--------------------------------------------------------------------------------

3. Please check one of the following:

        Initial Deposit____     Supplemental____        Replacement____*
        *If Replacement then:   Destroy Deposit_____ or Return Deposit_____

--------------------------------------------------------------------------------

Completed by:                            Visually verified by:

DEPOSITOR                                ESCROW AGENT

By: ___________________________________  By:___________________________________

Name:__________________________________  Name:_________________________________

Title:_________________________________  Title:________________________________

Date:__________________________________  Date:_________________________________

Exhibit D

                                    EXHIBIT D

                              FORM OF WAIVER LETTER




                                  WAIVER LETTER

Mr. William Whitmore, Jr. MediaMax Technology Corporation 668 N. 44th Street, Suite 233
Phoenix, AZ 85008

Dear Mr. Whitmore:

     I am writing this letter in regard to the Exclusive Marketing Agreement in effect between SunnComm International, Inc. ("SunnComm") and MediaMax Technology Corporation ("MediaMax") dated February 2, 2004, which shall be superseded by the First Amended and Restated Exclusive Marketing Agreement dated June 11, 2005 when such becomes effective in accordance with the terms thereof (the "2005 Agreement") (whichever such agreement is in effect at any given time, the "Agreement").

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, and being fully aware that MediaMax will take material actions or omit to take material actions in reliance on the covenants and agreements set forth herein, SunnComm hereby covenants and agrees with MediaMax as follows:

1. SunnComm hereby waives any and all violations of, breaches of, and defaults under the Agreement on the part of MediaMax which exist on the date of this letter or which arise during the Waiver Period, which shall mean the period commencing on this date and terminating on the earlier of (a) July 31, 2005 and (b) the date on which MediaMax makes a public announcement to the effect that the Merger will not be consummated, whichever first occurs.

2. SunnComm hereby agrees to waive and forgo all amounts currently due and payable to SunnComm by MediaMax pursuant to the Agreement and all such amounts which would otherwise accrue pursuant to the Agreement on or before July 31, 2005.

3. SunnComm hereby covenants and agrees with MediaMax that, during the Waiver Period, SunnComm shall not institute any action or suit at law or in equity against MediaMax, nor institute, prosecute, join or in any way aid in the institution or prosecution of any claim, demand, action, or cause of action against MediaMax with respect to any violation of, breach of, or default under the Agreement which exists on the date of this letter or which arises during the Waiver Period, or with respect to any circumstance or event which exists on the date of this letter or arises during the Waiver Period which would, with notice or lapse of time, or both, result in any violation or breach of, or constitute, a default under the Agreement on the part of MediaMax.

4. In the event of a material breach by MediaMax of any provision of the Agreement which MediaMax fails to cure within thirty (30) days of notice of the breach, if such breach and failure to cure occur prior to March 31, 2006, then as a consequence of such breach, the parties agree that all amounts payable pursuant to the Agreement by MediaMax to SunnComm (not including any amounts forgone hereby) shall remain due and payable until paid in full, and any and all interest on any obligation owed by SunnComm to MediaMax shall immediately be forgiven. Notwithstanding any provisions in the Agreement to the contrary, SunnComm shall have no right of termination of the Agreement for any such breach prior to March 31, 2006.

5. On or after March 31, 2006, SunnComm may, at its option, terminate this Agreement effective upon notice to MediaMax if MediaMax has materially breached any provision of this Agreement and has failed to cure the breach within thirty (30) days of notice of the breach, unless such breach can not be cured, in which case termination shall be immediate. Notwithstanding the foregoing, if MediaMax shall fail to fulfill any of its material obligations under the Agreement and SunnComm has previously sent two notifications to MediaMax pursuant to the Agreement of a failure to fulfill the same or similar obligations, SunnComm may, despite any remedy or cure of such breaches in the past by MediaMax, terminate this Agreement by giving written notice of termination to MediaMax, effective immediately upon its sending.

6. Notwithstanding the provisions of paragraph 5 above, from and after March 31, 2006, if the 2005 Agreement is in effect, the termination provisions contained in the 2005 Agreement shall supersede the provisions of paragraph 5 above.

7. This Waiver Letter has been duly authorized by the Board of Directors of SunnComm.

8. This Waiver Letter shall be governed by and construed in accordance with the laws of the State of Nevada.

                                   Sincerely,

                                      SunnComm International, Inc.

                                      By:___________________________________

                                         Print Name and Title:

Exhibit E-1

                                   EXHIBIT E-1

              FORM OF AFFILIATE AGREEMENT FOR AFFILIATES OF SELLER





                               AFFILIATE AGREEMENT

                                     Date:

MediaMax Technology Corporation
668 N. 44th Street, Suite 233
Phoenix, AZ 85008
Attn: Chief Executive Officer

SunnComm International, Inc.
668 N. 44th Street, Suite 248
Phoenix, AZ 85008
Attn: Chief Executive Officer

Dear Sir:

     An Agreement and Plan of Merger dated as of June 11, 2005 (the "Agreement") has been entered into by and among MediaMax Technology Corporation, Inc., a Nevada corporation ("Buyer"), MM Sub, Inc., a Nevada corporation and a direct, wholly-owned subsidiary of Buyer ("Sub"), and SunnComm International, Inc., a Nevada corporation ("Seller"). The Agreement provides for the merger (the "Merger") of the Sub with and into Seller. In accordance with the Agreement, shares of Common Stock of Seller ("Seller Common Stock") shall be converted into the right to receive shares of Common Stock of Buyer ("Buyer Common Stock") as described in the Agreement.

     The undersigned ("Stockholder") has been advised that as of the date of this agreement Stockholder may be deemed to be an "affiliate" of Seller, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and that, therefore, any shares of Buyer Common Stock acquired by Stockholder in the Merger may be disposed of only in conformity with the limitations described herein.

     In consideration of the mutual agreements, provisions and covenants set forth in the Agreement and hereinafter in this agreement, Stockholder represents and agrees as follows:

1. As used herein, the term "Merger Securities" means, collectively, all shares of Buyer Common Stock that are or may be issued by Buyer in connection with the Merger or the transactions contemplated by the Merger Agreements, or to any former holder of Seller options, warrants or rights to acquire shares of Seller Common Stock, and any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor or upon conversion thereof.

2. Stockholder has been advised that the issuance of the shares of Buyer Common Stock in connection with the Merger is expected to be effected pursuant to a Registration Statement on Form S-4 under the 1933 Act, and that the provisions of Rule 145 will limit Stockholder's resales of such Merger Securities. Stockholder accordingly agrees not to sell, transfer, exchange, pledge, or otherwise dispose of, or make any offer or agreement relating to, any of the Merger Securities and/or any option, right or other interest with respect to any Merger Securities that Stockholder may acquire, unless: (i) such transaction is permitted pursuant to Rule 145(d) under the 1933 Act; or (ii) legal counsel representing Stockholder, which counsel is reasonably satisfactory to Buyer, shall have advised Buyer in a written opinion letter reasonably satisfactory to Buyer and Buyer's legal counsel, and upon which Buyer and its legal counsel may rely, that no registration under the 1933 Act would be required in connection with the proposed sale, transfer, exchange, pledge or other disposition of Merger Securities by Stockholder; or (iii) a registration statement under the 1933 Act covering the Merger Securities proposed to be sold, transferred, exchanged, pledged or otherwise disposed of, describing the manner and terms of the proposed sale, transfer, exchange, pledge or other disposition, and containing a current prospectus, shall have been filed with the SEC and been declared effective by the SEC under the 1933 Act; or (iv) an authorized representative of the SEC shall have rendered written advice to Stockholder (sought by Stockholder or counsel to Stockholder, with a copy thereof and all other related communications delivered to Buyer and its legal counsel) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed disposition of Merger Securities if consummated. Nothing herein imposes upon Buyer any obligation to register any Merger Securities under the 1933 Act.

3. Stockholder also understands and agrees that stop transfer instructions will be given to Buyer's transfer agent with respect to certificates evidencing the Merger Securities to enforce Stockholder's compliance with Stockholder's representations in Section 2 and Stockholder's compliance with applicable securities laws regarding the Merger Securities, and that there will be placed on the certificates evidencing such Merger Securities such legends as Buyer or its counsel may reasonably require, including without limitation, a legend providing substantially as follows:

"THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d) UNDER SUCH ACT OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

4. All representations, warranties and agreements made by Stockholder in this Affiliate Agreement shall survive the consummation of the Merger. This Affiliate Agreement shall be terminated and shall be of no further force and effect upon any termination of the Merger Agreement pursuant to its terms.

5. This Affiliate Agreement may be executed in counterparts, each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same agreement. This Affiliate Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as signatories.

6. Except as provided herein, neither this Affiliate Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Affiliate Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7. Any term or provision of this Affiliate Agreement may be amended, and the observance of any term of this Affiliate Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the parties to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

8. The internal laws of the State of Nevada (irrespective of its choice of law principles) will govern the validity of this Affiliate Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

9. The undersigned has carefully read this agreement and discussed its requirements, to the extent the undersigned believed necessary, with its counsel.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement under seal as of the date first written above.

Witness:                                    Stockholder

____________________________________        __________________________________

Print Name:                                  Print Name

____________________________________        __________________________________

Exhibit E-2

                                   EXHIBIT E-2

               FORM OF AFFILIATE AGREEMENT FOR AFFILIATES OF BUYER

                               AFFILIATE AGREEMENT

                                     Date:

MediaMax Technology Corporation
668 N. 44th Street, Suite 233
Phoenix, AZ 85008
Attn: Chief Executive Officer

SunnComm International, Inc.
668 N. 44th Street, Suite 248
Phoenix, AZ 85008
Attn: Chief Executive Officer

Dear Sir:

     An Agreement and Plan of Merger dated as of June 11, 2005 (the "Agreement") has been entered into by and among MediaMax Technology Corporation, Inc., a Nevada corporation ("Buyer"), MM Sub, Inc., a Nevada corporation and a direct, wholly-owned subsidiary of Buyer ("Sub"), and SunnComm International, Inc., a Nevada corporation ("Seller"). The Agreement provides for the merger (the "Merger") of the Sub with and into Seller. In accordance with the Agreement, shares of Common Stock of Seller ("Seller Common Stock") shall be converted into the right to receive shares of Common Stock of Buyer ("Buyer Common Stock") as described in the Agreement.

     The undersigned ("Stockholder") has been advised that as of the date of this agreement Stockholder may be deemed to be an "affiliate" of Buyer, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and that, therefore, any shares of Buyer Common Stock acquired by Stockholder in the Merger may be disposed of only in conformity with the limitations described herein.

     In consideration of the mutual agreements, provisions and covenants set forth in the Agreement and hereinafter in this agreement, Stockholder represents and agrees as follows:

1. As used herein, the term "Merger Securities" means, collectively, all shares of Buyer Common Stock that are or may be issued by Buyer in connection with the Merger or the transactions contemplated by the Merger Agreements, or to any former holder of Seller options, warrants or rights to acquire shares of Seller Common Stock, and any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor or upon conversion thereof.

2. Stockholder has been advised that the issuance of the shares of Buyer Common Stock in connection with the Merger is expected to be effected pursuant to a Registration Statement on Form S-4 under the 1933 Act, and that the provisions of Rule 145 will limit Stockholder's resales of such Merger Securities. Stockholder accordingly agrees not to sell, transfer, exchange, pledge, or otherwise dispose of, or make any offer or agreement relating to, any of the Merger Securities and/or any option, right or other interest with respect to any

Merger Securities that Stockholder may acquire, unless: (i) such transaction is permitted pursuant to Rule 145(d) under the 1933 Act; or (ii) legal counsel representing Stockholder, which counsel is reasonably satisfactory to Buyer, shall have advised Buyer in a written opinion letter reasonably satisfactory to Buyer and Buyer's legal counsel, and upon which Buyer and its legal counsel may rely, that no registration under the 1933 Act would be required in connection with the proposed sale, transfer, exchange, pledge or other disposition of Merger Securities by Stockholder; or (iii) a registration statement under the 1933 Act covering the Merger Securities proposed to be sold, transferred, exchanged, pledged or otherwise disposed of, describing the manner and terms of the proposed sale, transfer, exchange, pledge or other disposition, and containing a current prospectus, shall have been filed with the SEC and been declared effective by the SEC under the 1933 Act; or (iv) an authorized representative of the SEC shall have rendered written advice to Stockholder (sought by Stockholder or counsel to Stockholder, with a copy thereof and all other related communications delivered to Buyer and its legal counsel) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed disposition of Merger Securities if consummated. Nothing herein imposes upon Buyer any obligation to register any Merger Securities under the 1933 Act.

3. Stockholder also understands and agrees that stop transfer instructions will be given to Buyer's transfer agent with respect to certificates evidencing the Merger Securities to enforce Stockholder's compliance with Stockholder's representations in Section 2 and Stockholder's compliance with applicable securities laws regarding the Merger Securities, and that there will be placed on the certificates evidencing such Merger Securities such legends as Buyer or its counsel may reasonably require, including without limitation, a legend providing substantially as follows:

"THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d) UNDER SUCH ACT OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

4. All representations, warranties and agreements made by Stockholder in this Affiliate Agreement shall survive the consummation of the Merger. This Affiliate Agreement shall be terminated and shall be of no further force and effect upon any termination of the Merger Agreement pursuant to its terms.

5. This Affiliate Agreement may be executed in counterparts, each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same agreement. This Affiliate Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as signatories.

6. Except as provided herein, neither this Affiliate Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Affiliate Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7. Any term or provision of this Affiliate Agreement may be amended, and the observance of any term of this Affiliate Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the parties to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

8. The internal laws of the State of Nevada (irrespective of its choice of law principles) will govern the validity of this Affiliate Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

9. The undersigned has carefully read this agreement and discussed its requirements, to the extent the undersigned believed necessary, with its counsel.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement under seal as of the date first written above.

Witness:                                   Stockholder

____________________________________        __________________________________

Print Name:                                 Print Name

____________________________________        __________________________________